UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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OPTICAL CABLE CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

March 13, 2017

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company” or “OCC®”), to be held on Tuesday, March 28, 2017, at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia.

At the annual meeting of shareholders, you are being asked to do the following:

(1)	elect the Company’s board of directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders;

(2)

approve the Optical Cable Corporation 2017 Stock Incentive Plan (the “2017 Plan”), including the reservation of 500,000 new Common Shares of the Company for issuance under the 2017 Plan, in addition to the remaining and future forfeited Common Shares under the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan;

(3)	ratify the appointment of Brown, Edwards & Company, L.L.P. as the independent registered public accounting firm for the Company for fiscal year 2017; and

(4)	approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

We also will be pleased to report on the affairs of the Company.

 Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend. Your prompt response would be greatly appreciated.

Sincerely,

/s/ Neil D. Wilkin, Jr.
Neil D. Wilkin, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please make sure to vote. You may vote by one of the following methods: (1) completing, signing and returning promptly the enclosed proxy in the envelope provided; (2) going online to http://www.proxyvote.com, as appropriate, and following the online instructions or (3) in person if you so desire even if you have previously sent in your proxy or voted online. Please note that the method by which you vote last will be the vote the Company counts.

OPTICAL CABLE CORPORATION

Notice of Annual Meeting of Shareholders

March 28, 2017

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Optical Cable Corporation, a Virginia corporation (the “Company” or “OCC®”), is scheduled to be held on Tuesday, March 28, 2017 at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia for the following purposes:

1.

to elect six directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.

to approve the Optical Cable Corporation 2017 Stock Incentive Plan (the “2017 Plan”), including the reservation of 500,000 new Common Shares of the Company for issuance under the 2017 Plan, in addition to the remaining and future forfeited Common Shares under the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan;

3.	to ratify the appointment of Brown, Edwards & Company, L.L.P. as the independent registered public accounting firm for the Company for fiscal year 2017;

4.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and

5.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on February 1, 2017, are entitled to notice of and to vote at the annual meeting and any adjournment thereof. All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to vote by completing, signing and dating the enclosed form of proxy and returning it promptly in the envelope provided or by voting online. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

/s/ Tracy G. Smith
Tracy G. Smith
Corporate Secretary

Roanoke, Virginia

March 13, 2017

Page

PROXY SUMMARY	1
PROXY STATEMENT	3
Proxy Solicitation	3
Revocability and Voting of Proxy	3
Record Date and Voting Rights	4
PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
Code of Ethics	7
Equity Ownership and Retention Policy for Non-employee Directors	7
Meetings of the Board of Directors and Committees	8
Board Leadership Structure and Lead Director	9
The Board of Director’s Role in Risk Oversight	10
PROPOSAL NO. 2 APPROVAL OF THE OPTICAL CABLE CORPORATION 2017 STOCK INCENTIVE PLAN, INCLUDING THE RESERVATION OF 500,000 NEW COMMON SHARES OF THE COMPANY FOR ISSUANCE UNDER THE 2017 PLAN	11
Incentive Compensation as a Key Component of Overall Compensation	11
Requested Shares Authorization and Historical Practices	11
Key Features of the 2017 Plan	12
Summary of the 2017 Plan	13
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017	22
PROPOSAL NO. 4 NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
BENEFICIAL OWNERSHIP OF SECURITIES	23
EXECUTIVE OFFICERS	24
DIRECTOR COMPENSATION	25
Overview	25
Methodology of Determining Non-Employee Director Compensation	25
Compensation of Directors	27
Non-Employee Director Compensation Table	28
EXECUTIVE COMPENSATION	28
Overview	28
Compensation Philosophy and Strategy	29

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Shareholders meeting		Meeting Agenda
Date	March 28, 2017	●	Election of 6 directors
Time Place	10:00 a.m. Eastern Time Green Ridge Recreation Center 7415 Wood Haven Road Roanoke, Virginia 24019	●	Approval of the Optical Cable Corporation 2017 Stock Incentive Plan (the “2017 Plan”), including the reservation of 500,000 new Common Shares of the Company for issuance under the 2017 Plan
		●	Ratification of Brown, Edwards & Company, L.L.P. as our independent registered
Record date	February 1, 2017		public accounting firm for fiscal year 2017
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.	● ●	Advisory vote on executive compensation Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Item		Board recommendation	Reasons for recommendation	More information
1.	Election of 6 directors	FOR

The Board and Nominating and Governance Committee believe that the 6 Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.

Page 5
2.

Approval of the 2017 Plan, including the reservation of 500,000 new Common Shares of the Company for issuance under the 2017 Plan in addition to the remaining and future forfeited Common Shares under the OCC Second Amended and Restated 2011 Stock Incentive Plan

FOR

The Board and Compensation Committee believe the use of stock incentives increases the personal financial interest that key employees and non-employee Directors have in the future success of the Company, aligning their interests with those of other shareholders and strengthening their desire to remain with the Company.

Page 12
3.	Ratification of the selection of Brown, Edwards & Company, L.L.P. as the Company's independent registered public accounting firm for fiscal year 2017	FOR

Based on the Audit Committee’s assessment of Brown, Edwards & Company, L.L.P.'s qualifications and performance, it believes that their retention for fiscal year 2017 is in the best interests of the Company.

4.	Advisory vote on executive compensation	FOR	The Company's executive compensation programs demonstrate the continuing evolution of the Company's pay for performance philosophy.	Page 23

Company Management Profile

See Page 5 – “Election of Directors” for more information.

The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

Name		Director		Committee memberships			Up for re- election at current Annual
Occupation	Age	since	Independent	AC	CC	NCGC	Meeting
Neil D. Wilkin, Jr.	53	2001	No				Yes
Chairman of the Board,
President and CEO, Optical Cable Corporation
Randall H. Frazier	65	1996	Yes				Yes
President,
River Acceptance, LLC
John M. Holland	71	1996	Yes				Yes
Principal and Founder,
Holland Technical Services & President, Equine Welfare Alliance
John A. Nygren	68	2016	Yes				Yes
Retired, former President and CEO, ChemTreat, Inc.
Craig H. Weber	57	2002	Yes				Yes
CEO and President,
Home Care Delivered, Inc.
John B. Williamson, III	62	2004	Yes				Yes
Chairman of the Board,
RGC Resources, Inc.

AC	Audit Committee	Chair

CC	Compensation Committee	Member

NCGC	Nominating/Corporate Governance Committee	Financial Expert

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MARCH 28, 2017

Proxy Solicitation

This proxy statement is furnished to the holders of Optical Cable Corporation, a Virginia corporation (the “Company” or “OCC®”), common stock, no par value (“Common Shares”), in connection with the solicitation by the Board of Directors of the Company (sometimes referred to herein as the “Board” or the “Board of Directors”) of proxies for use at the annual meeting of shareholders to be held on Tuesday, March 28, 2017, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will properly come before the annual meeting.

Proxies for use at the annual meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about March 13, 2017 to all shareholders entitled to vote at the annual meeting. Proxies will be solicited chiefly by mail, but are also available on the Company’s website at www.occfiber.com/proxy. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the annual meeting, solicitations may be made by mail or by telephone, facsimile, e-mail, or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has engaged the firm of MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie Partners, Inc. does not have any conflict of interest with the Company on the matters solicited in this proxy statement. The Company anticipates the fees associated with the firm’s services, exclusive of out-of-pocket expenses, to be approximately $15,000.

Revocability and Voting of Proxy

A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. The Company’s Common Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the shares represented thereby will be voted as follows:

FOR the six directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

FOR the approval of the Company’s 2017 Stock Incentive Plan (the “2017 Plan”), including the reservation of 500,000 new Common Shares for issuance under the 2017 Plan, in addition to the remaining and future forfeited Common Shares under the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan;

FOR the ratification of Brown, Edwards & Company, L.L.P. as the independent registered public accounting firm for the Company;

FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers; and

in accordance with the best judgment of the Board of Directors on any other matters which may properly come before the annual meeting.

Record Date and Voting Rights

Only shareholders of record at the close of business on February 1, 2017 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of the record date, 7,364,093 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on all matters that may properly come before the annual meeting.

A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of the annual meeting. Once a Common Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but Common Shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast. All other matters to come before the annual meeting require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting. For this purpose, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

Votes at the annual meeting will be tabulated by “Inspectors of Election” appointed by the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board, currently comprised of six members, has nominated six persons for election as Directors. Unless otherwise specified, the proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each person named below is now a Director of the Company. In the event any of the nominees are unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve.

The names of the nominees and certain other information about the nominees are set forth below:

Nominee	Age	Director Since	Office Held with Company

Neil D. Wilkin, Jr.	53	2001	Chairman of the Board of Directors, President and Chief Executive Officer

Randall H. Frazier	65	1996	Director

John M. Holland	71	1996	Director

John A. Nygren	68	2016	Director

Craig H. Weber	57	2002	Director

John B. Williamson, III	62	2004	Director

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors. Mr. Wilkin first became a Director and was named Chief Financial Officer and Senior Vice President of the Company in September 2001. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer, and on April 11, 2002 he was named President by the Board of Directors. Prior to joining the Company, Mr. Wilkin served as Chief Financial Officer of a nationally licensed, internet-based real estate brokerage company. Prior to that, Mr. Wilkin practiced law concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms: McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. Mr. Wilkin practiced with Coopers & Lybrand (a predecessor to PricewaterhouseCoopers) as a CPA before returning to graduate business school and law school. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from the McIntire School of Commerce at the University of Virginia.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Wilkin’s experience leading the Company since December 2001 and his business, entrepreneurial, financial and legal background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Mr. Frazier was elected a Director of the Company in 1996. Mr. Frazier is currently President of River Acceptance, LLC. The primary business of River Acceptance, LLC is to provide leading edge recycling solutions for used and obsolete electronic devices. Mr. Frazier has been self-employed in various chemical and engineering businesses throughout the years and was previously a senior chemist with E. I. du Pont de Nemours and Company (“DuPont”). Mr. Frazier earned a bachelor’s degree in chemistry from Virginia Military Institute.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Frazier’s experience serving the Company’s Board since April 1996 and his broad business and entrepreneurial background, as well as his manufacturing experience, as essential and important qualities beneficial to the Board.

Mr. Holland was elected a Director of the Company in 1996. Mr. Holland is a Principal and Founder of Holland Technical Services, a software and automation consulting firm specializing in the manufacturing industry that he founded in 2002. Mr. Holland is also the President of the Equine Welfare Alliance, a non-profit umbrella organization with approximately 300 member organizations. Mr. Holland was President of Cybermotion, Inc., a company he co-founded in 1984. Mr. Holland’s previous experience includes being employed by the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber. Mr. Holland holds numerous patents in fiber optics and robotics and is the author of three books including Designing Autonomous Mobile Robots – Inside the Mind of an Intelligent Machine.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Holland’s experience serving the Company’s Board since April 1996, his fiber optic systems background and his expertise with automated manufacturing systems like those used by the Company, as essential and important qualities beneficial to the Board.

Mr. Nygren was President and CEO of ChemTreat, Inc. from 2000 until his retirement in 2010, first becoming President in 1990. During Mr. Nygren’s leadership and tenure, ChemTreat grew dramatically, culminating with the sale of ChemTreat to Danaher Corporation in 2007 for $436 million. Mr. Nygren joined ChemTreat in 1976 as Manager of Technical Services and was the chief architect of ChemTreat’s core technologies. Mr. Nygren served as Technical Director and Vice President of Technology, prior to being named ChemTreat’s President in 1990. Prior to joining ChemTreat, Mr. Nygren served as Technical Service manager at Hercules Inc. from 1973 to 1976, and Research and Development Group Leader at Drew Chemical Corporation from 1971 to 1973. He is author of numerous papers in the water treatment discipline and holder of several patents. He served on the external advisory board for the School of Chemical Engineering and Life Sciences at Virginia Commonwealth University. His professional affiliations include the American Institute of Chemical Engineers and the National Association of Corrosion Engineers. Mr. Nygren earned his bachelor of science degree in chemical engineering from Cornell University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Nygren’s business, sales, manufacturing and technical experience and background, as well as his leadership in growing a middle-market manufacturing company, as essential and important qualities beneficial to the Board.

Mr. Weber was elected a Director of the Company in 2002. Since January 2014, Mr. Weber has been Chief Executive Officer and President of Home Care Delivered, Inc., a medical supply company serving patients cared for at home throughout the United States. Mr. Weber is a member of the Board of Directors of Home Care Delivered, Inc., and was Chairman of its Audit, Compensation and Independent Committees from 2012 to December 2013, and Chief Financial Officer and Executive VP/Corporate Development from 2008 to 2010. From 2010 to January 2013, Mr. Weber was President and Chief Operating Officer of Document Capture Technologies, Inc., an IP-driven leader in the design, development, manufacture and sale of advanced imaging technologies. Mr. Weber’s previous business experience includes Chief Executive Officer of a business and technology consulting company, Chief Operating Officer of a nationally licensed real estate brokerage company, and VP-Business Development and chief legal, human resources and administrative officer for a national distributor of pharmaceuticals and other products. Earlier in his career, Mr. Weber practiced corporate law for 12 years as a partner at McGuireWoods and was an associate at Sullivan & Cromwell where he specialized in corporate finance, mergers & acquisitions, banking and general corporate matters. Mr. Weber earned his MBA from the College of William and Mary, his law degree from the University of Virginia, and his undergraduate degree from Cornell University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Weber’s experience serving the Company’s Board since February 2002, and his business, entrepreneurial, financial and legal background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Mr. Williamson was elected a Director of the Company in 2004. Mr. Williamson is Chairman of the Board of RGC Resources, Inc. (Nasdaq GM: RGCO) located in Roanoke, Virginia. RGC Resources provides natural gas sales and related services in western Virginia. Mr. Williamson joined the predecessor to RGC Resources in 1992 and has served in a number of leadership capacities with that company, including Vice President of Rates and Finance, before becoming Chief Executive Officer and President in 1999, and later being named Chairman. Mr. Williamson held the positions of President and Chief Executive Officer through February 3, 2014. Mr. Williamson serves on the board of directors of Corning Natural Gas Holdings (OTCBB: CNIG.OB), Luna Innovations Incorporated (Nasdaq CM: LUNA), Valley Management, Inc., Lawrence Transportation, and Bank of Botetourt (OTCQB: BORT). Mr. Williamson earned his MBA from the College of William and Mary and received his undergraduate degree from Virginia Commonwealth University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Williamson’s experience serving the Company’s Board since July 2004, and his broad business and financial background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to each of the Company’s directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be found on the Company’s website at www.occfiber.com/ir/corpgov/. The Code of Business Conduct and Ethics sets forth the Company’s policies and expectations on a number of topics, including: Compliance with Laws, Rules and Regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Social Responsibility and Human Rights; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibition Against Payments to Government Personnel; Waivers of the Code of Business Conduct and Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.

The Board of Directors of the Company reviews the Code of Business Conduct and Ethics on an as needed basis, and changes or amends the Code of Business Conduct and Ethics as appropriate.

The Company has a Code of Ethics for Chief Executive Officer and Senior Financial Officers which applies to the President and Chief Executive Officer, the Chief Financial Officer, the Controller(s) and the Director of Finance. The Code of Ethics for Chief Executive Officer and Senior Financial Officers, as amended, can be found on the Company’s website at www.occfiber.com/ir/corpgov/. Under the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.

The Board of Directors of the Company reviews the Code of Ethics for Chief Executive Officer and Senior Financial Officers on an as needed basis, and changes or amends the Code of Ethics for Chief Executive Officer and Senior Financial Officers as appropriate.

Equity Ownership and Retention Policy for Non-employee Directors

The Company has an Equity Ownership and Retention Policy for Non-Employee Directors. The policy is applicable to all non-employee members of the Company’s Board. This policy requires each non-employee member of the Board to accumulate over a set period and retain a minimum value of the Company’s Common Shares and also to retain minimum percentages of the Company’s Common Shares awarded to them under any equity compensation plan of the Company. The intention of this policy is to ensure non-employee members of the Board have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Non-Employee Directors can be found on the Company’s website at www.occfiber.com/ir/corpgov/.

Meetings of the Board of Directors and Committees

The Board of Directors held a total of seven meetings during the Company’s fiscal year ended October 31, 2016. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which each Director served or, in the event that membership was for a partial year, at least 75% of the meetings occurring during the period of membership. It is the policy of the Company that every Director attend annual meetings of shareholders. All of the Directors of the Company attended the last annual meeting of shareholders.

The Board of Directors has determined that each of Messrs. Frazier, Holland, Nygren, Weber and Williamson qualify as independent directors. The Board considers the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) and the U.S. Securities and Exchange Commission (“SEC”) in determining independence.

Shareholders may send communications to the Board of Directors by mailing such communications addressed to Board of Directors (or addressed to a specific individual director), c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee is comprised of Messrs. Frazier, Weber and Williamson. Messrs. Frazier, Weber and Williamson are all considered independent by the Company. The Company considers the corporate governance guidelines of Nasdaq and the SEC when determining independence. Each of Messrs. Frazier, Weber and Williamson are financially sophisticated. Mr. Williamson qualifies as an Audit Committee Financial Expert, as such term is defined under Item 407(d) of Regulation S-K, and has been designated the Audit Committee Financial Expert. He is also the Audit Committee Chairman. Mr. Weber also qualifies as an Audit Committee Financial Expert, as such term is defined by Item 470(d)(5) of Regulation S-K, and is designated as a second Audit Committee Financial Expert. The Audit Committee met five times during the fiscal year.

The Audit Committee operates under a written charter which was amended, restated and adopted by the Board of Directors on December 16, 2014 and effective as of January 1, 2015. The charter provides the Audit Committee with governance authority over the Company’s financial statements and over compliance with legal and regulatory requirements pertaining to financial statements, accounting and financial reporting processes and external audits. The charter can be found on the Company’s website at www.occfiber.com/ir/corpgov/. The Audit Committee: selects the independent registered public accounting firm of the Company; pre-approves the audit and permitted non-audit services provided by the Company’s independent registered public accounting firm; discusses and reviews the scope and the fees of the prospective annual audit; reviews the audit plan and the results of the annual audit with the Company’s independent registered public accounting firm; reviews compliance with existing major financial policies of the Company; reviews the adequacy of the financial organization of the Company; reviews management’s procedures and policies relative to the adequacy of the Company’s internal control over financial reporting, and compliance with federal and state laws relating to accounting practices; and is notified of material proposed transactions, if any, with related parties. The Audit Committee meets no less frequently than quarterly.

The Compensation Committee is comprised of Messrs. Frazier, Nygren, Weber and Williamson. All of the members of the Compensation Committee are considered independent under the applicable SEC and Nasdaq rules. The Compensation Committee met two times during the fiscal year. The Compensation Committee and Board of Directors, as appropriate, administer the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), together with predecessor and successor plans (collectively, the “stock incentive plans”). If the 2017 Plan is approved by the shareholders, the Compensation Committee and Board of Directors, as appropriate, will administer the 2017 Plan. Since December 2001, the Compensation Committee has consisted of only non-employee Directors. Mr. Weber is the Compensation Committee Chairman.

The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website at www.occfiber.com/ir/corpgov/. The Compensation Committee: reviews and approves all compensation for the President and Chief Executive Officer (the “CEO”) on an annual basis; establishes the individual goals for the CEO to be used for determining incentive compensation for the CEO on an annual basis; reviews and approves all compensation for other executive officers of the Company on an annual basis; reviews recommendations made by the CEO with respect to compensation for other senior officers other than the CEO and other executive officers on an annual basis; reviews and approves the CEO’s employment agreement and also employment agreements for other executive officers; reviews recommendations made by the CEO with respect to, and approves and administers, the criteria used for determining annual management incentive bonus compensation, if any, for senior officers of the Company (other than the CEO and other executive officers); administers the Company’s stock incentive plans on behalf of the Board of Directors, including the approval of equity grants made pursuant to such plans; carries out related responsibilities required by the rules of Nasdaq and the SEC, as applicable, including reviewing the description of the Committee’s processes and procedures for the consideration and determination of executive compensation to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC; oversees, in consultation with management, compliance with tax, accounting and regulatory requirements with respect to the Company’s overall executive compensation program; makes recommendations to the Board regarding matters related to any shareholder advisory vote on executive compensation (say-on-pay); retains or obtains the advice of one or more compensation consultants, legal counsel or other advisors; and assesses and determines the independence of compensation consultants, legal counsel and other advisors.

The Nominating and Corporate Governance Committee is comprised of Messrs. Holland, Frazier, and Nygren. All of the members of the Nominating and Corporate Governance Committee are considered independent by the Company. The Company considers the corporate governance guidelines of Nasdaq and the SEC when determining independence. The Nominating and Corporate Governance Committee met one time during the fiscal year. Mr. Frazier is the Nominating and Corporate Governance Committee Chairman.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website at www.occfiber.com/ir/corpgov/. The Nominating and Corporate Governance Committee: reviews the qualifications of candidates to serve on the Board of Directors and for each election of Directors recommends nominees for consideration by the full Board of Directors; reviews and makes recommendations to the Board of Directors on matters of Director independence and corporate governance of the Board; and has such other duties as may be requested by the Board or the Chairman of the Board of Directors. The Nominating and Corporate Governance Committee considers diversity in identifying nominees for directors. In defining “diversity”, the Nominating and Corporate Governance Committee considers an individual’s background, reputation, professional experience, education and skill, civic involvement, race, gender and/or national origin. The Company does not have a written policy with regard to the consideration of diversity in identifying director nominees.

Board Leadership Structure and Lead Director

Our Board leadership structure is currently composed of a combined Chairman of the Board of Directors and Chief Executive Officer, an independent Audit Committee Chairman, an independent Compensation Committee Chairman, and an independent Nominating and Corporate Governance Chairman.

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors.

After careful consideration, our Board of Directors has determined that at this time it is appropriate for the Chairman and the CEO to be the same individual. The Board of Directors has also determined, for the reasons set forth herein, that a lead independent director is not necessary and has not appointed one at this time. In making these determinations, the Board of Directors considered the relative size of the Company, the size of the Board of Directors and the fact that all remaining members of the Board of Directors are independent Directors. The Board believes that having a combined role, considering the Company’s size, enhances the ability to provide insight and direction on important strategic initiatives to both management and the Board, and to ensure that they act with a common purpose. The Company also believes that its overall corporate governance policies and practices adequately address any governance concerns raised by the dual CEO and Chairman role. Separating the roles would potentially result in less effective management and governance processes through undesirable duplication of work and, in worst case, lead to a blurring of the current clear lines of responsibility.

The Board of Director’s Role in Risk Oversight

Our Board of Directors has primary responsibility for overall risk oversight. The Board and the Company’s management each have distinct roles in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic and financial objectives. Our corporate governance policies provide that the Board shall assess major risk factors relating to the Company and its performance, and review measures to mitigate and address such risks. To facilitate effective oversight, the various committees of the Board meet periodically and report to the full Board regarding potential risks to the Company, as well as the Company’s strategy for managing those risks to an appropriate level. However, while each of the committees contributes to the risk management oversight function by assisting the Board in the manner described, the Board itself remains responsible for the oversight of the Company’s overall risk management program. We believe that this structure ensures that our Board is fully aware of, and appropriately oversees, the Company’s significant risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through independent Board committees, and majority independent Board composition, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges we face. The Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The independent committee chairs and other directors also are experienced professionals or executives who can and regularly do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the independent Board members and the Chairman and Chief Executive Officer, which enhances risk oversight.

The Board of Directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs or committee meeting minutes available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. Periodically, the Board conducts a review of our long-term strategic plans and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, legal counsel updates the Board on material legal and regulatory matters as requested by the Board. On a regular basis between Board meetings, our Chairman and Chief Executive Officer reports to the Board on the critical issues faced and recent developments as deemed necessary. These reports may include a discussion of business risks and/or a discussion regarding enterprise risk.

The Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive session with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE PROXY.

PROPOSAL NO. 2
APPROVAL OF THE OPTICAL CABLE CORPORATION 2017 STOCK INCENTIVE PLAN, INCLUDING THE RESERVATION OF 500,000 NEW COMMON SHARES OF THE COMPANY FOR ISSUANCE UNDER THE 2017 PLAN

The Company is seeking approval for the Optical Cable Corporation 2017 Stock Incentive Plan (the “2017 Plan”), including the reservation of 500,000 new Common Shares of the Company for issuance under the 2017 Plan, in addition to the remaining 36,903 Common Shares and future forfeited Common Shares previously approved under the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”). If approved, the 2017 Plan will become effective on March 28, 2017 immediately following the annual meeting of shareholders. The 2017 Plan will supersede and replace the 2011 Plan and no further incentive awards may be granted under the 2011 Plan after the 2017 Plan is approved. See Summary of Equity Compensation Plans on page 37 for additional information related to shares currently available for grant or issuance under the 2011 Plan.

Incentive Compensation as a Key Component of Overall Compensation

The 2017 Plan, including any predecessors, is a key component of our incentive compensation program for our named executive officers and other key employees. The Company has had a stock incentive plan in place for such purposes continually since 1996, each approved by the shareholders. The most recent was the 2011 Plan approved in 2015. The 2017 Plan is designed to benefit the Company and its shareholders by aligning the long-term interests of executive officers and other key employees, non-employee Directors, and other service providers with the interests of our shareholders, and to enable the Company to attract, motivate and retain the best available individuals for service to the Company. The key features of the Company’s equity compensation program are as follows:

●	Restricted Stock Awards are the primary element of long-term compensation for our named executive officers and other key employees.
●	Typically, restricted stock awards granted to named executive officers and other key employees will vest and be earned if pre-established performance goals have been met or on the passage of time.
●	The use of performance goals as vesting criteria focuses management’s efforts on long- and short-term performance, and fully aligns management and shareholder interests.
●

The use of time vesting restricted stock awards as part of management’s total compensation serves as a competitive recruiting and retention incentive for management, and causes management to have personal wealth at risk based on the long-term success of the Company, which further aligns management and shareholder interests.

●	While not currently anticipated, we could grant other types of stock incentive awards to our named executive officers to achieve specific incentive objectives as described in the 2017 Plan.
●

We annually award shares of Company Common Stock to our non-employee Directors (“Directors”) to ensure that their interests are closely aligned with those of our shareholders. These equity awards represent a significant portion of non-employee Directors’ annual compensation.

Requested Shares Authorization and Historical Practices

●

The 2017 Plan will reserve for issuance 500,000 new Common Shares, plus 36,903 Common Shares that remain unissued under the 2011 Plan when the 2017 Plan takes effect, plus any Common Shares forfeited pursuant to prior grants under the 2011 Plan that otherwise would return to being unissued authorized Common Shares under the 2011 Plan. The maximum award authorized for any employee or consultant in any fiscal year is 250,000 Common Shares.

●

Based on historic grant practices, the Company estimates that this request should be sufficient to cover awards for our expected employee awards in 2018 and our expected non-employee Director awards in 2017 and 2018. (Employee awards in 2011 were covered under the 2011 Plan.)

●

Since 2010, the Company’s Common Shares outstanding have been reduced through share repurchases and retirement by approximately 862,000 Common Shares. These share repurchases have substantially offset the dilutive effect of equity compensation grants awarded during the last seven years.

●

Even with the Company’s equity awards over time, the Company’s total issued and outstanding Common Shares has only increased approximately 2.2% from 6,928,653 as of October 31, 2002 to 7,081,159 as of October 31, 2016, through share repurchases, partially offset by equity awards (net of restricted share forfeitures and shares withheld for the payment of taxes).

For burn rate calculation purposes, a summary of the Company’s stock incentive awards made or earned over the last three fiscal years follows:

	Fiscal Year
	2016		2015		2014
Awards to Non-employee Directors (1)	86,296	shares	33,515	shares	29,424	shares
Awards to employees and independent contractors vesting over time	18,292	shares	169,070	shares	194,030	shares
Awards to employees that vested based on performance criteria (2)	―	shares	127,231	shares	―	shares
	104,588	shares	329,816	shares	223,454	shares

(1)	Represents restricted Common Shares granted to non-employee Directors that are fully vested as of October 31, 2016.
(2)	These grants represent Common Shares that vested based on the Company meeting specified performance criteria.

Key Features of the 2017 Plan

The 2017 Plan is substantially similar to the 2011 Plan in all material respects. Important aspects of the 2017 Plan include:

●

The 2017 Plan requires a minimum one-year vesting period for awards to employees. Historically and generally, the designated performance periods for awards to employees have been four or more years, and the time vesting periods for awards have been three or more years.

●

Shares that vest based on the achievement of certain performance goals require the achievement of pre-established objectives under the 2017 Plan. Attainment of a specified level of gross profit growth rate is the performance goal for currently outstanding restricted stock awards.

●	Under the 2017 Plan, awards for non-employee Directors are subject to a minimum one-year vesting period.
●	The 2017 Plan continues to provide for administration by the Compensation Committee which is comprised of independent Directors.
●	With the limited exception of shares withheld by the Company to cover tax withholding obligations, the 2017 Plan does not allow for “liberal” share recycling.
●	The 2017 Plan specifically prohibits repricing of stock options or stock appreciation rights (except as approved in advance by shareholders).

●

The 2017 Plan specifically prohibits the “reloading” of stock options or stock appreciation rights, or extending the term of such awards beyond the maximum period specified in the 2017 Plan or the grant agreement for the award.

●	The 2017 Plan does not contain a “liberal” change of control definition (e.g., mergers and other covered transactions require consummation).
●	The 2017 Plan prohibits the payment of dividends on restricted shares until such time that the restrictions have lapsed.

The complete text of the 2017 Plan is attached as Appendix A.

This summary is not intended to be a complete description of the 2017 Plan and is qualified in its entirety by the actual text of the 2017 Plan set forth in Appendix A.

Summary of the 2017 Plan

The 2017 Plan was adopted by the Company’s Board of Directors on February 27, 2017, subject to the approval of the Company’s shareholders at the annual meeting of shareholders scheduled to be held on March 28, 2017. If approved by the shareholders, the Company will reserve 500,000 new shares of Common Shares for issuance under the 2017 Plan, in addition to the remaining 36,903 Common Shares and future forfeited Common Shares previously approved under the 2011 Plan. The 2017 Plan replaces the 2011 Plan.

The purpose of the 2017 Plan is intended to secure for the Company, subsidiaries and its shareholders the benefits arising from ownership of the Company’s common shares by the employees and other service providers of the Company and its subsidiaries who are and will be responsible for the Company’s future growth. The Company intends to use the 2017 Plan to provide the Company’s service providers, including employees, non-employee Directors, and consultants with long-term incentives and rewards tied to the price of the Company’s Common Shares, to align the long-term interest of employees, non-employee Directors, and consultants with those of shareholders, and to enable the Company to attract, motivate, and retain the best available individuals for service to the Company.

If the 2017 Plan is approved, the 36,903 existing Common Shares previously reserved and remaining available for issuance under the 2011 Plan will be added to the 500,000 shares reserved for issuance under the 2017 Plan. Additionally, the number of Common Shares subject to outstanding awards under the 2011 Plan that expire, are forfeited or terminate unexercised after the effective date of the 2017 Plan will be available for grant under the 2017 Plan.

Over the course of the last three fiscal years, the Company has issued an average annual total of 295,658 Common Shares per year which is less than 4.3% of the Company’s average outstanding Common Shares.

During the last five fiscal years, the Company has purchased and retired 535,825 Common Shares, minimizing the impact of dilution on our shareholders of equity issuances from the Company’s stock incentive plans.

We believe that the Company’s equity usage is consistent with the broader market as well as with our competitors’ executive compensation programs. In addition, we believe that the number of shares available for future grants, as a percentage of total shares outstanding, is low as compared to the broader market and our competitors, thus demonstrating a clear need for us to reserve 500,000 new shares to make equity compensation awards in the future.

 Similar to other companies in our industry, we believe equity compensation is integral to providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are an essential component of our executive and Director compensation programs, which enable us to attract and retain key talent and to incent that talent to deliver shareholder value. Therefore, it is imperative that we be able to continue to provide long-term incentive awards as a component of the Company’s compensation program. The Company will continue to maintain an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive shareholder dilution.

It is essential to provide a long-term link between compensation and shareholder value creation and rely on equity compensation as one of the most efficient and effective means to create such a relationship. The Company’s equity incentive program is designed to align the interests of the Company’s executive officers and other key employees with those of shareholders, motivate the executive officers to achieve key financial goals, and reward superior performance over a multi-year period. The Company has historically utilized restricted share grants to create this link between pay and performance.

If shareholders do not approve the reservation of 500,000 Common Shares under the Plan, our ability to create long-term incentives for key employees and attract and retain new talent for the Company will be substantially diminished.

The remaining material terms and provisions of the 2017 Plan are summarized below.

Background

The 2017 Plan is integral to the Company’s compensation strategy and programs. The Board believes that the 2017 Plan will help the Company recruit, motivate and retain the caliber of employees, Directors and consultants essential to the Company’s success, and will further align the interests of those persons with the interests of the Company’s shareholders.

The 2017 Plan permits grants of shares of restricted stock, restricted stock units, options, stock appreciation rights, performance grants and stock awards. Shareholder approval of the 2017 Plan will permit performance-based awards, as discussed below, to qualify for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”).

Awards and grants under the 2017 Plan are referred to as “Incentive Awards.” Incentive Awards may be made to any employee, Director or consultant employed by or providing bona fide services to the Company, its parent or its subsidiaries. Those persons who receive Incentive Awards under the 2017 Plan are referred to as “Participants.”

Effective Date of the Plan

The 2017 Plan will become effective on March 28, 2017 if approved by the Company’s shareholders, as described below. The 2017 Plan will automatically terminate at the close of business on February 26, 2027.

Eligibility

All present and future employees, non-employee Directors and consultants of the Company and its subsidiaries are eligible to receive Incentive Awards under the 2017 Plan if the Compensation Committee determines that they have contributed, or can be expected to contribute, significantly to the Company or any of its subsidiaries. The Compensation Committee has the power and complete discretion to select eligible employees and other eligible service providers to receive Incentive Awards and to determine the type of award and its terms and conditions. As of January 31, 2017, the Company estimates that there are less than 500 employees and other service providers (2 of whom are executive officers and 5 of whom are Directors) who may be eligible for Incentive Awards under the 2017 Plan.

Administration

The 2017 Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority, subject to the provisions of the 2017 Plan to, among other things, determine the Participants to whom Incentive Awards will be granted, the type of Incentive Awards to be granted, the number of shares to be made subject to Incentive Awards, the exercise price and other terms and conditions of the Incentive Awards and to interpret the 2017 Plan. The Compensation Committee may prescribe, amend and rescind the rules and regulations relating to the 2017 Plan, and may delegate certain administrative powers to officers of the Company.

The 2017 Plan is intended to comply with the provisions of SEC Rule 16b-3, which permit Incentive Awards granted under the plan to be exempt from the short-swing profit liability rules under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). In addition, the 2017 Plan is designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, thereby allowing us to maximize our federal income tax deductions with respect to Incentive Awards granted under the 2017 Plan, and to allow Incentive Awards to comply with the requirements of Section 409A of the Code regarding deferred compensation arrangements, to the extent applicable.

Common Shares Available for Incentive Awards

If this Proposal No. 2 is approved, the number of Common Shares available for issuance under the 2017 Plan, will be (i) 500,000 Common Shares plus (ii) the total number of shares remaining available for issuance under the 2011 Plan as of the effective date of the 2017 Plan, including shares subject to outstanding awards under the 2011 Plan that expire, are forfeited or terminate unexercised after the effective date of the 2017 Plan (the “Previously Reserved Shares”). The Previously Reserved Shares were authorized by the Company’s shareholders for reservation under the 2011 Plan.

As of February 1, 2017:

●	36,903 shares remained available for issuance under the 2011 Plan;
●	There were 940,223 restricted shares of the Company, previously granted under the 2011 Plan that are issued and outstanding, but which have not yet vested and are subject to forfeiture; and
●	There were no options, warrants, stock appreciation rights or other stock incentive awards outstanding.

The number of shares available for issuance under the 2017 Plan will be subject to adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or other similar corporate transaction or event. In addition, no more than 250,000 Common Shares may be allocated to the Incentive Awards that are granted during any single taxable year of the Company to any Participant. The aggregate maximum cash amount payable under the 2017 Plan in any single taxable year of the Company to any Participant cannot exceed $2,000,000. The aggregate maximum number of Common Shares that may be allocated to grants of Incentive Awards to all Directors as a group during any single calendar year shall be 125,000 shares.

In the event that Proposal No. 2 is approved, the number of shares reserved and available for issuance under the 2017 Plan will be 536,903 shares—which includes the total number of shares still available for issuance under the 2011 Plan, all of which were previously authorized for reservation by the Company’s shareholders.

Common Shares covered by an Incentive Award granted under the 2017 Plan will not be counted as used under the 2017 Plan unless and until they are actually issued and delivered to a Participant. Shares withheld by the Company from any type of Incentive Award, other than an option or stock appreciation right, to pay taxes with respect to such award may be used for new Incentive Awards or to increase the total number of shares reserved under the 2017 Plan. None of the following shares may be added back to the number of shares reserved for issuance under the 2017 Plan or otherwise applied to any new Incentive Award under the 2017 Plan; (i) shares issued upon the exercise, vesting or distribution under an Incentive Award, (ii) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option, (iii) shares subject to a stock appreciation right that are not issued in connection with its stock settlement when exercised, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

The number of shares that may be issued under the 2017 Plan will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event affecting the Company’s Common Shares. The 2017 Plan prohibits repricing of stock options or stock appreciation rights without shareholder approval, except in connection with a recapitalization event. A repricing generally includes any change to reduce the exercise price of outstanding options or stock appreciation rights, the cancellation of outstanding options or stock appreciation rights in exchange for cash or other incentive awards (except for an exchange in connection with a corporate event involving the Company) or any other action that is treated as a repricing under generally accepted accounting principles.

The Company’s Common Shares are traded on the NASDAQ Global Market. The last reported sales price of the Company’s Common Shares on March 3, 2017 was $3.55 per share.

Types of Incentive Awards That May Be Granted Under the 2017 Plan

The following types of Incentive Awards may be granted under the 2017 Plan:

Stock Options and Stock Appreciation Rights. The Compensation Committee may grant options to eligible employees and other service providers, and establish the terms and conditions for exercising an option. Stock appreciation rights may be granted on all or any part of an option, and also are subject to terms and conditions set by the Compensation Committee. Stock appreciation rights also may be granted separately from an option. No dividend equivalents may be paid with respect to options or stock appreciation rights.

The exercise price of an option will be at least 100% of the fair market value of Company Common Shares on the date that the option is granted. No option may be exercised more than 10 years after the date on which it was granted, or after such shorter period as may be required by the Code. The options may be either incentive stock options or nonstatutory options. Incentive stock options are options which satisfy Section 422 of the Code and the regulations thereunder. Nonstatutory options do not satisfy Section 422 of the Code. For purposes of the 2017 Plan, fair market value means the closing sales price of a Common Share (as reported by the exchange on which the Company’s shares are listed or other manner permitted by the 2017 Plan) as of the date of grant or such other date for which the value of Company Common Shares must be determined.

Payment for shares purchased upon exercise of an option must be made in full in cash, or if permitted by the Compensation Committee, by delivery of shares owned by the Participant having a fair market value on the date of transfer equal to the exercise price, or in such other manner as may be authorized by the Compensation Committee.

A stock appreciation right entitles the Participant to receive an amount equal to (i) the fair market value on the date of exercise of Company Common Shares covered by the surrendered stock appreciation right the excess of (ii) the fair market value of Company Common Shares on the date the stock appreciation right was granted. The award may be paid in Company Common Shares or cash, or both.

Restricted Stock and Stock Awards. The Compensation Committee may grant restricted stock under the 2017 Plan, which will be Company Common Shares subject to certain terms and conditions. The Participant will not be able to sell or transfer the restricted stock until the restrictions stated in the award agreement have been met, which may include the achievement of performance goals (as described below under the heading Performance Grants). The restricted stock will be forfeited if the restrictions are not met. The minimum vesting period for an award of restricted stock to an employee or consultant shall be one year from the date of grant of the award. However the minimum-vesting restrictions do not apply with respect to a maximum of 5% of the Common Shares authorized to be issued under the 2017 Plan, including any Awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer. Unless the grant agreement provides otherwise, any stock dividends or other distributions with respect to any outstanding shares of restricted stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of restricted stock, and any dividends or distributions of any kind shall be subject to the same vesting restrictions (and, to the extent applicable, transferability restrictions) as the underlying shares of restricted stock and a Participant shall have no rights to such dividends until those restrictions have lapsed or been removed.

Stock awards may be granted to non-employee Directors or consultants. Unless otherwise determined by the Compensation Committee, shares subject to a stock award will be issued as soon as practicable following the date granted and the holder of the shares shall have all rights of a shareholder of the Company. Stock Awards granted to Directors (“Director Stock Awards”) may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the passage of six (6) months beginning on the date of grant unless otherwise determined by the Compensation Committee. However, the Compensation Committee may establish as to each non-employee Director Stock Award the terms and conditions upon which such restriction (or any other restrictions) shall lapse. The terms and conditions may include, without limitation, lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a change of control. The Compensation Committee may at any time waive or remove any restrictions. The Participant (and not the Company) will be responsible for any tax liability that may arise as a result of a Director Stock Award.

Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock units, which will be the right to receive Company Common Shares or cash subject to certain terms and conditions. Unlike grants of restricted stock, no shares are issued at grant. Such restrictions may include the achievement of performance goals (as described below under the heading Performance Grants). Similar to restricted stock, restricted stock units cannot be sold or transferred by a Participant until the applicable restrictions expire or have been met. Upon the lapse of restrictions, a restricted stock unit entitles a Participant to receive Common Shares or cash equal to the fair market value of a Common Share on the date the restrictions lapse. The minimum restriction period applicable to any award of restricted stock units to an employee or consultant is one year from the date of grant. The Compensation Committee may provide that a Participant shall be entitled to receive dividend equivalents on outstanding restricted stock units. Dividend equivalents with respect to dividends or other distributions that are paid in Company Common Shares or cash are credited to the Participant as additional restricted stock units subject to the same restrictions. Unless otherwise provided in a grant agreement, dividend equivalents, if any, are credited with respect to an award of restricted stock units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of restricted stock units equal to the number of shares of Company Common Shares the Participant would have received in the dividend with respect to his or her restricted stock units had the Restricted Stock Units been outstanding shares of Company Common Shares on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of restricted stock units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her restricted stock units had the restricted stock units been outstanding shares of Company Common Shares on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Common Shares on the dividend payment date, rounded down to the nearest whole share. Any additional restricted stock units issued as dividend equivalents are subject to the same vesting and other terms and conditions as the underlying restricted stock units.

Performance Grants. Performance grants are the right to receive an amount denominated in cash (but payable in cash or common stock), subject to the achievement of pre-established performance goals. Performance grants shall be granted and administered to comply with the requirements of Section 162(m) of the Code. Performance goals are based on objective and quantifiable performance criteria. The performance criteria that the Compensation Committee may use in establishing performance goals are total shareholder return, stock price, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, return on equity, or return on some defined set of assets, capital or equity as defined by the Compensation Committee. Performance criteria may be used to measure the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis. The performance criteria may be measured including or excluding extraordinary items such as restructuring charges, casualty losses, insurance recoveries, and other one-time, non-recurring items.

The Compensation Committee sets the threshold, target and maximum amounts payable under the performance grant. The Participant receives the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) are met. The actual payments under a performance grant can be made in cash, Company Common Shares, or both, as determined by the Compensation Committee. Any payments in Common Shares will be based on the fair market value of Common Shares on the payment date.

Applicable Withholding Taxes

The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Company’s obligation to withhold applicable withholding taxes with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2017 Plan. The obligations of the Company under the 2017 Plan is conditioned on such payment or arrangements and the Company will have, to the extent permitted by law, the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Compensation Committee at the time the Incentive Award is made or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Incentive Award shares of Company Common Shares having a fair market value on the date of withholding equal to the amount that the Company determines is necessary to satisfy its withholding obligation. All such elections shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

Change of Control

If the Company undergoes a Change of Control and the Company is not the surviving entity and the successor to the Company does not agree in writing prior to the occurrence of the change of control to continue and assume the award following the change of control, or if for any other reason the award would not continue after the change of control, then if the award is an option or stock appreciation right, it will vest fully, any and all restrictions on exercisability shall lapse; and if the award is a non-option award, it will immediately vest fully, and all restrictions shall lapse, and the award shall be paid; except that, that if the award is performance-based, any payment under the award will be computed based on the performance terms of the award and based on actual performance achieved to the date of the change of control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award will occur in connection with a change of control if either the Company is the surviving entity, or the successor to the Company agrees prior to the change of control to assume the award. However, individual awards may provide for acceleration under these circumstances. If an option or stock appreciation right is fully vested but is not exercised or paid prior to the change of control and the Company is not the surviving entity and the successor to the Company does not agree to continue and assume the award following the change of control, or if for any other reason the award would not continue after the change of control, then the Compensation Committee may provide for the settlement in cash of the award. An option or stock appreciation right settled by the Compensation Committee shall automatically terminate. If, in such circumstances, the Compensation Committee does not provide for the cash settlement of an option or stock appreciation right, then upon the change of control such option or stock appreciation right shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the option or stock appreciation right prior to or upon the change of control.

Termination of the 2017 Plan

The Board may terminate the 2017 Plan at any time. Termination will not adversely affect any Incentive Award outstanding at the time of termination. If not sooner terminated, the 2017 Plan will terminate on February 26, 2027.

Amendment of the 2017 Plan or Incentive Awards

The Board may amend or terminate the 2017 Plan in any manner as it deems advisable. However, if and to the extent required by the Code or NASDAQ, shareholders must approve amendments that would (i) increase the number of Common Shares that are reserved and available for issuance under the 2017 Plan; (ii) materially modify the requirements as to eligibility to participate in the 2017 Plan; (iii) materially increase the benefits that Participants may receive under the 2017 Plan, or (iv) expand the types of Incentive Awards provided for under the 2017 Plan. The Board can amend unilaterally the 2017 Plan (subject to the foregoing limitations) and Incentive Awards as it deems appropriate (to the extent set forth in the 2017 Plan) to ensure that the 2017 Plan and Incentive Awards comply with any section of the Code and with SEC Rule 16b-3.

Transferability of Incentive Awards

Participants’ interests in performance grants, restricted stock units and stock appreciation rights are not transferable prior to payment, or exercise of the awards, as the case may be. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided by the Compensation Committee in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution. Stock awards are generally transferrable upon issuance.

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers or other employees of the Company under the 2017 Plan if the plan is approved by our shareholders. Such benefits will depend on future actions of the Compensation Committee and on the fair market value of the Company Common Shares at various future dates and the extent to which performance goals set by the Compensation Committee are met.

Federal Income Tax Consequences

Stock Options and Stock Appreciation Rights.  Upon exercise of a nonstatutory stock option a Participant generally will recognize ordinary income equal to the difference between the fair market value of the Common Shares acquired on the date of the exercise and the exercise price. Upon exercise of a stock appreciation right, a Participant generally will recognize ordinary income equal to the difference between the fair market value on the date of exercise of Common Shares covered by the surrendered stock appreciation right over the fair market value of Common Shares on the date the stock appreciation right was granted. Generally, such amounts will be included in the Participant's gross income in the taxable year in which exercise occurs. The purchase price paid by the Participant (in the case of a nonstatutory stock option), plus the amount included in the Participant’s income as a result of exercise, will become the Participant's basis in the shares. If the Participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a Participant generally will not recognize income subject to tax, unless the Participant is subject to the alternative minimum tax. The purchase price paid by the Participant will become the Participant's basis in the shares. If the Participant holds the Common Shares purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the Participant or one year after the Common Shares were issued to the Participant (the "Holding Period"), then any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be capital gain or loss. If the Participant sells or exchanges the Common Shares prior to expiration of the Holding Period, the Participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the Participant's new basis in the shares. Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a Participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of Common Shares. Usually when a Participant delivers Common Shares in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable Holding Period with respect to the shares has not expired. In that case, the Participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of Common Shares purchased upon the exercise of an option by the delivery of previously owned shares.

Restricted Stock and Stock Awards.  A Participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the Participant makes a valid election under Section 83(b) of the Code with respect to the award. If a Participant makes such an election, the Participant generally will recognize ordinary income equal to the fair market value of the Common Shares subject to the award on the date of grant, and the Participant generally will not recognize any additional income at the time the restrictions lapse in the case of a restricted stock award. If the Participant does not make a valid election under Section 83(b) of the Code, the Participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the Common Shares subject to the award at the time or times the restrictions lapse.

A Participant generally will incur federal income tax (in the form of ordinary income) when he or she receives a stock award. The income is equal to the fair market value of the Common Shares subject to the stock award on the date of grant.

The amount included in a Participant's income under a restricted stock award or a stock award will become the Participant's basis in the shares subject to that award. If the Participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be treated as a capital gain or a capital loss.

Restricted Stock Units and Performance Grants.  Generally, a Participant who receives restricted stock units will not incur federal income tax, and the Company will not be allowed a deduction, at the time the award is granted. When the Participant receives payment for such awards in cash or Common Shares, the amount of the cash and the fair market value of the Common Shares received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. The Company generally will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Impact of Section 409A of the Code.  The discussion above is subject to the applicable provisions of Internal Revenue Code Section 409A. If at any time the 2017 Plan, any incentive award under the 2017 Plan, or any arrangement required to be aggregated with the 2017 Plan or any incentive award under the 2017 Plan fails to comply with the applicable requirements of Section 409A of the Code, all amounts (including earnings) deferred under the 2017 Plan or the award for the taxable year and all preceding taxable years by any Participant with respect to whom the failure relates are includible in that Participant's gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the Participant 's gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

Our Income Tax Deduction.  Assuming that a Participant's compensation is otherwise reasonable and that the statutory limitations on compensation deductions do not apply (including the limitations under Sections 162(m) and 280G of the Code), the Company usually will be entitled to a business expense deduction when and for the amount that a Participant recognizes as ordinary compensation income in connection with an incentive award, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the Participant disposes of the Common Shares purchased on exercise before satisfying the Holding Period requirements.

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions and the rules and regulations promulgated thereunder are subject to change, as are their interpretations, and their application may vary in individual circumstances. Additionally, the consequences under applicable state and local income tax laws, rules and regulations may not be the same as under federal income tax laws, rules and regulations.

Approval by Shareholders

In order for the 2017 Plan to be effective, including the reservation of 500,000 new Common Shares for issuance under the 2017 Plan, the 2017 Plan must be approved by the affirmative vote of a majority of the total votes cast on the proposal at the annual meeting in person or by proxy. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum with respect to this matter at the annual meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter.

In the event this Proposal No. 2 is not approved by the shareholders, the 2011 Plan (previously approved by the shareholders) will remain in effect and all shares still available for issuance under that stock incentive plan will still be available for issuance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE OPTICAL CABLE CORPORATION 2017 STOCK INCENTIVE PLAN, AND THE RESERVATION OF 500,000 NEW COMMON SHARES OF THE COMPANY FOR ISSUANCE UNDER THE 2017 PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

The Audit Committee has selected, subject to ratification by the shareholders, the firm of Brown, Edwards & Company, L.L.P. as the Company’s independent registered public accounting firm for fiscal year 2017. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment. In the event the shareholders do not ratify the selection of Brown, Edwards & Company, L.L.P., the selection of another independent registered public accounting firm will be considered by the Audit Committee.

A representative of Brown, Edwards & Company, L.L.P. is expected to attend the annual meeting of shareholders. The representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF BROWN, EDWARDS & COMPANY, L.L.P. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

PROPOSAL NO. 4
NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. See Executive Compensation below for additional information related to the compensation of the Company’s named executive officers.

We believe that our executive compensation is competitive within our industry, consistent with executive compensation of companies similarly sized and with similar complexities, and strongly aligned with the long-term interests of our shareholders. Our executive compensation has been designed to promote a performance-based culture and ensure long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to the Company’s performance. The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

As an advisory vote, this proposal is not binding upon the Company or our Board of Directors. However, our Board of Directors and Compensation Committee value the opinions expressed by shareholders in their vote on this proposal. Consequently, the Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation decisions for our executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION.

BENEFICIAL OWNERSHIP OF SECURITIES

Except as noted below, the following table sets forth information as of February 1, 2017, regarding the beneficial ownership of the Company’s Common Shares of (i) each person made known to the Company through public filings made with the SEC to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act of more than 5% of the outstanding Common Shares, (ii) each director and nominee of the Company, (iii) each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and Directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. In computing the number and percentage of shares beneficially owned by each person, the Company has included any shares of common stock that could be acquired within 60 days of February 1, 2017.

Name and Address	No. of Shares		Percent of Class
Neil D. Wilkin, Jr.	1,002,964	(1)	13.6%
Tracy G. Smith	294,030	(2)	4.0%
Randall H. Frazier	54,399	(3)	*
John M. Holland	86,361		1.2%
John A. Nygren	27,028	(4)	*
Craig H. Weber	160,954	(5)	2.2%
John B. Williamson, III	122,709	(6)	1.7%
Dimensional Fund Advisors LP	505,697	(7)	6.9%
Royce & Associates, LLC	416,690	(8)	5.7%
Anita G. Zucker	375,600	(9)	5.1%
All Directors and executive officers as a group (7 persons)	1,748,445		23.7%

*	Less than 1%

(1)

Includes 290,884 shares of restricted stock still subject to vesting. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Mr. Wilkin’s holdings include 68,004 Common Shares which he has purchased in open-market transactions at various times and 27,826 Common Shares which he acquired upon exercise of warrants (warrants purchased by Mr. Wilkin from third parties in arm’s length transactions). Of the shares owned by Mr. Wilkin, 94,704 Common Shares are held jointly with his wife, who shares voting and investment power as to those shares. Mr. Wilkin’s Common Shares include 16,965 Common Shares held by the Wilkin Capital Fund I, LLC, which is owned by an individual retirement account for the benefit of Mr. Wilkin. Mr. Wilkin disclaims beneficial ownership of 1,060 shares held by his children and which are excluded from the number of shares set forth above. In October 2007, and in connection with the exercise of certain warrants, and separately in June 2016, Mr. Wilkin entered into loan agreements (as amended) and currently has 337,901 shares pledged as security for these loans, which total approximately $465,500. In addition to the purchase price paid for open-market transactions, acquisition of warrants and exercise of warrants, Mr. Wilkin has paid over $848,000 in total to OCC or taxing authorities since fiscal year 2003 to retain vesting restricted shares of OCC, rather than exercising an option to “net vest” by forfeiting shares (in lieu of paying cash) to satisfy required tax withholding amounts. These withholding tax amounts are based on the required federal income tax withholding rate (typically 25%) and do not reflect additional federal income taxes actually paid on such vesting shares.

(2)

Includes 115,802 shares of restricted stock still subject to vesting. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Ms. Smith owns 3,250 Common Shares jointly with her husband, who shares voting and investment power as to those shares. Of the 3,250 Common Shares she owns jointly with her husband, 2,500 were acquired upon exercise of warrants (warrants purchased by Ms. Smith from third parties in arm’s length transactions).

(3)	Mr. Frazier has pledged 54,399 of his Common Shares as security for a loan.

(4)	The Common Shares owned by Mr. Nygren include 10,888 Common Shares purchased in open-market transactions at various times.

(5)

Mr. Weber’s holdings include 57,625 Common Shares which he purchased in open-market transactions at various times and 7,500 Common Shares which he acquired upon exercise of warrants (warrants purchased by Mr. Weber from third parties in arm’s length transactions).

(6)

Mr. Williamson owns 26,880 Common Shares jointly with his wife, who shares voting and investment power as to those shares. Of the 26,880 Common Shares, Mr. Williamson acquired 5,000 upon exercise of warrants (warrants purchased by Mr. Williamson in a private transaction), and Mr. Williamson purchased 19,818 in open-market transactions at various times.

(7)

Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Common Share ownership information reflected in the table is as of December 31, 2016 and is based on the Form SC 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2017.

(8)

Royce & Associates, LLC’s address is 745 Fifth Avenue, New York, NY 10151. Common Share ownership information reflected in the table is as of December 31, 2009 and is based on the Form SC 13G/A filed by Royce & Associates, LLC with the SEC on January 26, 2010. At the time of the printing of the proxy, no updated Form SC 13G/A had been filed by Royce & Associates, LLC.

(9)

Anita G. Zucker’s address is c/o The Inter Tech Group, 4838 Jenkins Avenue, North Charleston, SC 29405. Common Share ownership information reflected in the table is as of December 15, 2015 and is based on the Form SC 13D filed by Anita G. Zucker with the SEC on December 17, 2015. At the time of the printing of the proxy, no updated Form 13G/A had been filed by Anita G. Zucker.

As of February 1, 2017, employees of the Company and members of the Board of Directors owned at least 38.5% of the shares issued and outstanding, including shares still subject to potential forfeiture based on vesting requirements.

EXECUTIVE OFFICERS

The current executive officers of the Company are: Neil D. Wilkin, Jr., Chairman of the Board, President and Chief Executive Officer and Tracy G. Smith, Senior Vice President and Chief Financial Officer. Please see the “Election of Directors” section of this proxy statement for certain information concerning Mr. Wilkin.

Tracy G. Smith, age 49, became the Senior Vice President and Chief Financial Officer on July 9, 2008. Prior to becoming Senior Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Vice President and Chief Financial Officer from September 16, 2003 through July 8, 2008. Prior to becoming Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Controller from May 1, 2002 through September 15, 2003. Ms. Smith was named Corporate Secretary of the Company effective June 22, 2004. Prior to joining the Company, Ms. Smith was the Corporate Controller for RBX Corporation. Ms. Smith is a CPA and has over 12 years of experience in public accounting with KPMG LLP. Ms. Smith left KPMG LLP in December of 2001. Ms. Smith holds a bachelor of science degree in business with a major in accounting from Virginia Polytechnic Institute and State University.

There are no family relationships among the directors or executive officers of the Company.

DIRECTOR COMPENSATION

Overview

The Company seeks to recruit and retain qualified non-employee Board members that are able to positively contribute to the success of the Company for the benefit of the Company’s various stakeholders, the most important of which are its shareholders, but also including the Company’s customers, its employees, and the communities in which the Company operates.

Non-employee directors of the Company receive cash and share-based compensation for their service to OCC. Share-based compensation is granted under the Company’s 2011 Plan, and previously under predecessor plans.

The Compensation Committee of the Board of Directors recommends annual compensation for non-employee Board members, and administers the 2011 Plan, and any successor plans. The Board approves compensation for non-employee Board members, typically each year after the annual meeting of shareholders, including stock award grants to non-employee directors.

Share-based compensation is an important part of non-employee Board member compensation, since it aligns the financial interests of the members of the Board with the shareholders.

The 2011 Plan permits various methods of providing share-based compensation to non-employee directors. The Compensation Committee and the Board prefer that share-based compensation for non-employee directors be in the form of stock awards. The Compensation Committee and the Board believe that the use of stock awards, rather than stock options (by way of example), tends to be less dilutive to shareholders and also may tend to result in a lower expense to the Company under current U.S. generally accepted accounting principles. Stock award grants require the non-employee directors to pay cash taxes on non-cash taxable income unlike stock options (by way of example), which also demonstrates a financial commitment by the non-employee directors.

The Compensation Committee engages a compensation consultant to assist in establishing appropriate compensation levels for non-employee directors. Typically, such a compensation consultant is engaged every year.

Methodology of Determining Non-Employee Director Compensation

An outside compensation consultant with a nationally recognized firm was engaged by the Compensation Committee to make recommendations regarding appropriate compensation levels for non-employee directors for fiscal year 2016.

Prior to the engagement of the compensation consultant, the Compensation Committee and the Company determined that no conflict of interest existed between the Company and its employees and the compensation consultant and its employees. The outside consultant is also engaged by the Company to assist with benefits administration related to the Company’s 401(k) Plan and with the annual Directors and Officers Insurance renewal.

The compensation consultant created a revenue-based peer group by considering similar-sized public companies, as well as considering industry and company type (i.e., manufacturing and/or technology companies), which was reviewed and approved by the Compensation Committee. In addition to revenue, other financial factors are considered in evaluating the appropriateness of the peer group including EBITDA, net income, market capitalization, and return on equity.

The peer group contained 12 companies in addition to OCC. The peer group used by the compensation consultant for recommendations regarding non-employee director compensation is the same peer group used by the compensation consultant for recommendations regarding executive compensation. The compensation consultant provided data regarding ranges of retainers for members of the Board and the committees, retainers for committee chairman, meeting fees, and share-based compensation.

The compensation consultant also provided data to the Compensation Committee regarding two additional peer groups (both with ten or more public companies in addition to OCC) for purposes of evaluating the appropriateness of the peer group selected for use for fiscal year 2016 and the recommendations made by the compensation consultant.

The Compensation Committee decided to target non-employee Board member compensation for fiscal year 2016 at or about the 25th percentile of the revenue-based peer group recommended by the compensation consultant. Using this approach, the Compensation Committee decided on recommended non-employee director compensation.

The Compensation Committee approved and recommended to the Board for consideration and approval, the dollar amount of the following for non-employee Board members:

●	Annual cash retainer for Board membership, Audit Committee membership, Compensation Committee membership, and Nominating and Corporate Governance Committee membership.
●	Cash fee per meeting for Board meetings, Audit Committee meetings, Compensation Committee meetings, Nominating and Corporate Governance Committee meetings.
●	Annual cash retainer for the chairman of the Audit Committee, the chairman of the Compensation Committee, and the chairman of the Nominating and Corporate Governance Committee.
●	Dollar value of annual share-based compensation for Board membership.

The Compensation Committee also recommended that each non-employee Board member be provided the option to increase his share-based compensation by foregoing up to 100% of the annual cash retainer for Board membership in exchange for an equal dollar value of share-based compensation.

The Board of Directors approved the Compensation Committee’s recommendations at the Board meeting immediately following the annual meeting of shareholders on March 29, 2016, at which point the non-director compensation was effective until the next annual meeting of shareholders.

Share-based compensation to non-employee directors is issued in accordance with the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans, adopted by the Compensation Committee and approved by the Board on March 29, 2016 (the “Timing Policy”). Generally, the Timing Policy anticipates annual equity grants for non-employee Directors to occur on or about the first business day of April.

The actual number of Common Shares issued to a non-employee Board member is calculated by using the average closing price per share during the 20 trading dates immediately preceding April 1, divided by the dollar value of the share-based compensation to be received by the Board member. During fiscal year 2016, the Company granted stock awards on April 1, 2016 under the 2011 Plan, which succeeded and replaced the Optical Cable Corporation 2004 Non-employee Directors Stock Plan. Common Shares issued to non-employee directors as a portion of their retainer for service on the Board vest immediately.

The Company has an Equity Ownership and Retention Policy for Non-Employee Directors. The policy is applicable to all non-employee members of the Company’s Board. The intention of this policy is to ensure non-employee members of the Board have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Non-Employee Directors can be found on the Company’s website at www.occfiber.com/ir/corpgov/.

Compensation of Directors

Two of the non-employee directors elected to receive 100% of their annual cash retainer in the form of share-based compensation and received 15,064 Common Shares in April 2016 as compensation for their service during the year. One of the non-employee directors elected to receive 50% of his annual cash retainer in the form of share-based compensation and was paid $17,500 in cash and received 7,532 Common Shares in April 2016 as compensation for his service during the year. One of the non-employee directors elected to receive 37% of his annual cash retainer in the form of share-based compensation and was paid $22,000 in cash and received 5,596 Common Shares in April 2016 as compensation for his service during the year. The remaining non-employee director elected to receive all of his annual cash retainer in the form of cash and was paid $35,000 as compensation for his service during the year.

Members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors of the Company were each paid an annual cash retainer of $3,500, $3,000 and $500, respectively.

The Chairmen of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee were each paid an additional annual cash retainer of $7,500, $5,000, and $2,500, respectively, for their service as chairmen.

Each non-employee Director also was paid meeting fees for each Board meeting and committee meeting (of which he was a member) that he attended. Board members and committee members were paid $500 for each Board and nominating and corporate governance committee meeting and $1,000 for each audit committee and compensation committee meeting that he attended. The Company reimbursed the non-employee Directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. The Company does not provide pensions, medical benefits or other benefit programs to non-employee Directors.

The Chairman, President and Chief Executive Officer did not receive any compensation for his services as Director, but does receive compensation as an employee of the Company. No other employees of the Company are members of the Board of Directors.

Non-Employee Director Compensation Table

The following table details the total compensation earned by the Company’s non-employee directors during the fiscal year ended October 31, 2016:

Name	Retainers Paid in Cash (1)	Meeting Fees Paid in Cash (2)	Stock Awards ($) (3)	Total
Randall H. Frazier	$44,500	$11,000	$20,057	$75,557
John M. Holland	22,500	3,500	33,095	59,095
John A. Nygren	21,000	1,500	37,606	60,106
Craig H. Weber	11,500	11,000	55,156	77,656
John B. Williamson, III	14,697	10,500	55,156	80,353

(1) Includes retainers for board and committee memberships and committee chairmanships as described above.
(2) Board and committee meeting fees as described above.
(3) Amounts represent the fair value on the grant date of April 1, 2016 determined in accordance with FASB ASC Topic 718. Number of Common Shares issued as compensation based on retricted stock grant of $20,000, plus board members could elect to receive up to 100% of board cash retainer in share-based compensation, divided by the average closing per share price for the 20 trading days prior to April 1, 2016. Directors are responsible for paying income taxes on non-cash share-based compensation.

EXECUTIVE COMPENSATION

Overview

The Company seeks to recruit and retain qualified executives and employees that are able to positively contribute to the success of the Company for the benefit of the Company’s various stakeholders, the most important of which are its shareholders, but also including the Company’s customers, its employees, and the communities in which the Company operates.

OCC’s executive compensation program is intended to align the financial interests of OCC’s executives with the interests of our shareholders by rewarding short-term and long-term performance that meets or exceeds the goals and budgets established with the objective of increasing long-term shareholder value.

Consistent with our pay for performance philosophy, the total compensation received by our executive officers will vary based on corporate performance measured against annual and long-term performance goals. Our named executive officers’ total compensation is comprised of a mix of base salary, an annual cash incentive compensation and long-term share-based incentive compensation.

Share-based compensation is an important part of executive compensation, since it closely aligns the financial interests of the executives with the interests of our shareholders. Share-based compensation is granted under the 2011 Plan, and previously under predecessor plans. Share-based incentive compensation includes a mix of long-term performance-based vesting grants and long-term time-based vesting grants.

The 2011 Plan permits various methods of providing share-based compensation to participants. The Compensation Committee prefers that share-based compensation for executives and other employees be in the form of restricted stock awards. The Compensation Committee believes that the use of restricted stock awards, rather than stock options (by way of example), tends to be less dilutive to shareholders and also may tend to result in a lower expense to the Company under current U.S. generally accepted accounting principles. When restricted stock award grants vest, participants incur a cash income tax withholding liability on non-cash taxable income (unlike stock options, by way of example). A participant can either “net vest” by forfeiting a portion of the vesting Common Shares to cover his or her tax withholding liability or pay the tax withholding liability in cash to retain all of the vesting Common Shares, with the latter demonstrating an additional financial commitment by the participant.

The Company is a “smaller reporting company” as defined by the U.S. Securities and Exchange Commission (“SEC”), and is therefore not required to provide, and does not purport to provide, all of the disclosures required for a “Compensation and Discussion Analysis” as set forth in rules promulgated by the SEC.

Compensation Philosophy and Strategy

Compensation Committee Role

The Compensation Committee of the Board of Directors reviews and approves all compensation for the President and Chief Executive Officer (the “CEO”) and other named executive officers (currently only the Senior Vice President and Chief Financial Officer (“CFO”)), including base salary, annual cash incentive compensation and long-term share-based incentive compensation. The Compensation Committee administers the Company’s stock incentive plans and approves all employee equity compensation granted under the stock incentive plans, including the 2011 Plan and, if approved, the 2017 Plan.

The Compensation Committee also reviews recommendations of the CEO regarding compensation of other members of the senior leadership team of the Company (other than the named executive officers, which are currently the CEO and the CFO), and has such other duties as set forth in the charter of the Compensation Committee, approved by the Board and which can be found on the Company’s website at www.occfiber.com/ir/corpgov/.

The Compensation Committee engages a compensation consultant to assist in establishing appropriate compensation levels for executives. Typically, a compensation consultant is engaged every year.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Compensation Philosophy

The Company’s Compensation Philosophy is used by the Compensation Committee in reviewing and approving executive compensation, and also applies to other members of the Company’s leadership team, as well as to other employees (where appropriate).

The Company’s Compensation Philosophy is as follows:

OCC’s Compensation Philosophy are ideals used in creating appropriate compensation and performance-based reward opportunities for the Company’s leadership team, as well as all other employees, and consists of the following five principles:

•

Provide Competitive Compensation. OCC believes that competitive compensation is an integral component of its overall business and human resource strategies. OCC’s compensation plans are designed to be competitive and to promote the hiring and retention of highly qualified personnel necessary to execute OCC’s strategies and achieve its objectives.

•

Pay for Performance. OCC’s compensation plans are designed to recognize and reward employees for both individual and group contributions and results relative to short-term and long-term goals and objectives.

•

Focus on Long-Term Shareholder Value Creation. OCC believes that to build a truly great business, team members must focus on creating and executing strategies designed to create long-term shareholder value—in addition to achieving short-term performance. OCC’s compensation plans are designed to have a meaningful portion of compensation based on the creation and execution of strategies intended to generate long-term shareholder value.

•

Create Culture of Ownership. OCC believes that long-term share-based incentives, where appropriate, are an important component of compensation to retain key personnel and to directly align the financial interests of the team with the interests of shareholders. OCC’s compensation plans are designed to provide the opportunity for leadership team members to earn a meaningful ownership interest in OCC. OCC has adopted an Equity Ownership and Retention Policy for Employees, consistent with this philosophy (see the Company’s website at www.occfiber.com/ir/corpgov/).

•

Create Fair Compensation Plans. The Company believes that it is important that the compensation plans are designed and administered in a consistent and fair manner to promote equal opportunities for all similarly situated employees.

Compensation Strategy

The Compensation Committee uses the Company’s Compensation Strategy to implement the Company’s five principles of OCC’s Compensation Philosophy when reviewing and approving executive compensation. OCC also uses the Compensation Strategy to implement the OCC Compensation Philosophy in connection with compensation decisions for other members of the Company’s leadership team, as well as to other employees (as appropriate).

The Company’s Compensation Strategy is as follows:

OCC’s Compensation Strategy is a guideline to be used to implement the five principles of OCC’s Compensation Philosophy.

•

OCC will periodically use third party consultants and available databases as appropriate to review general and industry-specific compensation ranges for various positions, and to review compensation practices and appropriate benefit offerings in order to provide appropriate and competitive compensation to OCC’s employees.

•

Generally, compensation for each position will be established within the range of compensation for similar positions in similarly situated companies. The Company’s organization size (in terms of revenue and other financial factors as appropriate), type of operation, and complexity will be taken into account, and therefore similarly situated companies includes companies of similar size, type of operation, and complexity whether or not such companies are in OCC’s industry.

•

As a pay-for-performance company, OCC will consider individual performance, team performance, and the performance of the Company, as appropriate, when making any decisions regarding changes in compensation.

•

OCC will consider an individual’s scope of responsibilities, and his or her knowledge and experience (including industry specific knowledge and experience), to the extent such knowledge and experience contributes to OCC’s ability to achieve its business objectives, when making decisions regarding compensation.

•

OCC will provide appropriate annual short-term bonus opportunities for employees, so individual employees are rewarded for the positive individual and group contributions to OCC’s success for the benefit of the Company’s stakeholders, including shareholders.

•	Selective granting of share-based compensation to leadership team members and certain other employees aligning employees’ financial interests with the long-term interests of OCC’s shareholders.

•

Generally, long-term share-based compensation will contain a substantial portion of performance-based vesting, in addition to time-based vesting, to encourage long-term performance and employee retention.

•

Generally, OCC prefers that share-based compensation be in the form of restricted stock awards for employees. OCC believes restricted stock awards tend to be less dilutive to shareholders (compared to stock options, for example) and may tend to have less impact on the Company’s income statement under U.S. generally accepted accounting principles (compared to stock options, for example).

•

Generally, performance-based compensation (annual short-term and share-based long-term) will make up a larger percentage of total compensation for employees with a broader scope of responsibilities and/or the ability to significantly impact the financial and/or operational success of the Company.

•	Performance award opportunities will increase or decrease in unison with short- and long-term individual and corporate results.

•

OCC considers all elements of compensation (base salary, annual short-term performance incentives, long-term share-based incentives and benefits) in total when determining the appropriate level of compensation.

•	OCC considers the impact and fairness on OCC’s entry level and front-line employees when establishing pay ranges for such positions, and when establishing benefits for all employees.

•

OCC’s leadership team, working with OCC’s human resources team, is responsible for ensuring that OCC’s compensation and benefit plans are administered fairly and consistently, providing equal opportunities for employees.

Say on Pay Results and Considerations

The Company provides its shareholders the opportunity to cast an annual non-binding advisory vote on executive compensation (a “say-on-pay proposal”). The Company and the Company’s Compensation Committee consider the outcome of the Company’s say-on-pay proposal when making future compensation decisions for the executive officers of the Company. In connection with the Company’s 2016 annual meeting of shareholders, the proposal to approve the executive compensation of the Company’s executive officers named in the Company’s proxy statement dated March 7, 2016 received 3,644,441 votes in favor, or 89.5% of votes cast (including abstentions and excluding broker non-votes). Although these votes are advisory (and therefore not binding on the Company), the Company and the Compensation Committee carefully review these results each year and consider them, along with other communications from shareholders relating to our compensation practices, in making future compensation decisions for executive officers of the Company.

Criteria for Compensation Levels

OCC has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, most importantly shareholders. OCC uses the five principles of OCC’s Compensation Philosophy and the guidelines set forth in OCC’s Compensation Strategy to accomplish this goal.

The Compensation Committee reviews and approves OCC’s Compensation Philosophy and Compensation Strategy set forth above.

The Compensation Committee uses the five principles of OCC’s Compensation Philosophy and the guidelines set forth in OCC’s Compensation Strategy, in establishing compensation levels for the Company’s named executive officers (the President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer), and when administering the Company’s stock incentive plans.

The Compensation Committee in establishing compensation levels for the CEO and the CFO, and the Company in establishing compensation levels for other members of the leadership team, considers many factors, including, but not limited to: (i) the individual’s abilities and performance that advance the Company’s annual and long-term goals, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees, (ii) performance in his or her areas of responsibility, such as design and development of strategies to create long-term shareholder value, sales and business development, product development, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making, (iii) experience of the individual in his or her area of expertise, and (iv) competitiveness of compensation relative to the same or a similar position at similarly situated companies in terms of size and complexity, both inside and outside of the fiber optic and copper cabling and connectivity industries.

Compensation levels for executive officers and other members of the leadership team are generally reviewed annually, but may be reviewed anytime deemed appropriate.

Methodology of Determining Executive Compensation

An outside compensation consultant with a nationally recognized firm was engaged by the Compensation Committee to compile and analyze data and to advise the Compensation Committee regarding appropriate compensation levels for the Company’s named executive officers, namely, the President and Chief Executive Officer, and the Senior Vice President and Chief Financial Officer for fiscal year 2016.

Prior to the engagement of the compensation consultant, the Compensation Committee and the Company determined that no conflict of interest existed between the Company and its employees and the compensation consultant and its employees. The outside consultant is also engaged by the Company to assist with benefits administration related to the Company’s 401(k) Plan and with the annual Directors and Officers Insurance renewal.

The compensation consultant created a revenue-based peer group by considering similar-sized public companies, as well as considering industry and company type (i.e., manufacturing and/or technology companies). The Compensation Committee reviewed and approved the peer group. In addition to revenue, other financial factors are considered in evaluating the appropriateness of the peer group including EBITDA, net income, market capitalization, and return on equity.

In creating the recommended peer group, the compensation consultant researched approximately 200 public companies in the technology and/or manufacturing industries with a revenue range of $40 million to $200 million using various databases. The compensation consultant provided various comparison financial data regarding each company included in the recommended peer group, including revenue, EBITDA, net income, market capitalization, and return on equity, as well as statistical summary data for each measure.

The peer group contained 12 companies in addition to OCC. The peer group used by the compensation consultant for recommendations regarding executive compensation is the same peer group used by the compensation consultant for recommendations regarding non-employee director compensation.

The compensation consultant also provided data to the Compensation Committee regarding two additional peer groups (both with ten or more public companies in addition to OCC) for purposes of evaluating the appropriateness of the peer group selected for use for fiscal year 2016 and the recommendations made by the compensation consultant.

The compensation consultant also provided the Compensation Committee with compensation data using published survey data, which uses databases that include both public and non-public companies, for similar-sized manufacturing companies.

The compensation consultant provided data regarding ranges of base salary, annual short-term incentive compensation (amounts paid and target awards), and long-term equity incentive compensation, for each of the executive officers.

The compensation consultant also provided similar data and analysis regarding compensation for all members of OCC’s leadership team. The CEO uses this data in establishing compensation levels for members of the leadership team. The Compensation Committee reviewed data and advised the CEO regarding compensation for the senior members of the leadership team (the CEO’s direct reports), other than the CFO, whose compensation is set by the Compensation Committee.

The Compensation Committee decided to target executive compensation for fiscal year 2016 at or about the 50th percentile of the revenue-based peer group recommended by the compensation consultant.

The Compensation Committee also reviewed data and recommendations of the compensation consultant regarding vesting periods and mix (performance-based vesting and time-based vesting) of long-term share-based compensation.

Using this approach, the Compensation Committee decided on executive compensation levels for the year, including base salary, annual short-term incentive opportunity and long-term share-based compensation.

The CEO used this approach to decide on compensation levels for the year of other members of the leadership team (other than the CEO and CFO).

Share-based compensation to executives is issued in accordance with the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans, adopted by the Compensation Committee and approved by the Board on March 29, 2016. Generally, the Timing Policy anticipates annual equity grants for executives to occur on or about the first business day after January 15 of each year.

The actual number of Common Shares issued to an executive is calculated by using the average closing price per share during the 20 trading dates immediately preceding the first business day after January 15, divided by the dollar value of the share-based compensation to be received by the executive. During fiscal year 2016, the Company granted a limited number of stock awards to certain employees on June 30, 2016 under the 2011 Plan.

The Company has an Equity Ownership and Retention Policy for Employees. The policy is applicable to all employees receiving share-based compensation. The intention of this policy is to ensure members of the leadership team, and other employees receiving share-based compensation have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Employees can be found on the Company’s website at www.occfiber.com/ir/corpgov/.

Compensation of Executive Officers

Executive officer compensation for fiscal year 2016 was comprised of three components: base salary, annual short-term incentive compensation opportunity, and long-term share-based compensation pursuant to the terms of the 2011 Plan. OCC’s fiscal year 2016 was November 1, 2015 to October 31, 2016.

Base Salary

Mr. Wilkin’s annual base salary from September 1, 2015 through October 31, 2016 was $410,000, a decrease of 7.24% from his base salary of $442,000 effective December 16, 2014. This pay reduction was voluntary, did not amend Mr. Wilkin’s employment agreement, and could be prospectively reversed by the CEO at his discretion. Mr. Wilkin’s current annual base salary is his base salary for all purposes under his employment agreement. Mr. Wilkin committed to maintain his voluntarily reduced base salary level at least through the end of fiscal year 2016. Mr. Wilkin took this action because of: the fiscal year 2015 financial performance of the Company, his action to suspend consideration of merit increases for the leadership team (other than the CFO, which is determined by the Compensation Committee) for fiscal year 2016, and his recommendation to the Compensation Committee to suspend consideration of merit increases for the CFO and himself for fiscal year 2016. Effective November 1, 2016, at the request of the Compensation Committee, Mr. Wilkin’s annual base salary was reinstated at $442,000.

Ms. Smith’s current annual base salary is $270,000 effective as of December 16, 2014, an increase of 8.0% from her base salary of $250,000 effective March 1, 2013. Ms. Smith’s current annual base salary is her base salary for all purposes under her employment agreement.

Annual Short-term Incentive Opportunity

The Compensation Committee with the CEO (other than for himself and the CFO), each year establish for the members of the senior leadership team a Senior Leadership Team Annual Bonus Criteria (the “SLT ABC”). The SLT ABC for fiscal year 2016 set forth quantitative corporate and team goals based on consolidated sales and EBITDA, as well as other sales goals based on certain team members’ areas of responsibility. Payment of any compensation under the SLT ABC is subject to a minimum financial performance trigger, and achievement of certain levels of financial performance for the goals established. Compensation earned is levered up or down based on performance relative to the quantitative corporate and team goals, and qualitative goals compared to the bonus criteria.

The quantitative corporate and team goals are established by the Compensation Committee based on the annual budget approved by the Board of Directors. The Board tends to set what it considers to be stretch goals in the budget for purposes of a member of the leadership team earning his or her target annual short-term incentive compensation.

Mr. Wilkin’s annual short-term incentive bonus opportunity for fiscal year 2016 under the SLT ABC was 100% of his base salary as of October 31, 2016. Of the total amount of Mr. Wilkin’s bonus opportunity, 70% was based on an EBITDA goal, 27% based on a consolidated sales goal, and 3% based on another sales goal.

Based on the Company’s performance, no short-term incentive bonus was paid to Mr. Wilkin for fiscal year 2016.

Ms. Smith’s annual short-term incentive bonus opportunity for fiscal year 2016 under the SLT ABC was 55% of her base salary as of October 31, 2016. Of the total amount of Ms. Smith’s bonus opportunity, 60% was based on an EBITDA goal, 27% based on a consolidated sales goal, 3% based on another sales goal, and 10% based on her individual performance.

Based on the Company’s performance, no short-term incentive bonus was paid to Ms. Smith for fiscal year 2016.

Long-term Equity Incentive Compensation

The Compensation Committee each year considers long-term equity incentive grants under the 2011 Plan based on recommendations by the compensation consultant. Share-based compensation is generally a mix of performance-based vesting and time-based vesting compensation designed to align the financial interests of the leadership team with the interests of the shareholders and to attract and retain key employees.

The Compensation Committee sets a dollar amount of long-term equity incentive compensation for each executive. The actual number of Common Shares issued to a participant is calculated by using the average closing price per share during the 20 trading dates immediately preceding the first business day after January 15, divided by the dollar value of the share-based compensation to be received by the executive.

Neither Mr. Wilkin nor Ms. Smith were granted Common Shares under the 2011 Plan in fiscal year 2016.

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other named executive officers of the Company whose total salary and bonus exceeded $100,000 for the fiscal year ended October 31, 2016.

For purposes of this table and subsequent tables, fiscal year 2016 means November 1, 2015 through October 31, 2016 and fiscal year 2015 means November 1, 2014 through October 31, 2015.

Summary Compensation Table

Name and Principal Position	Fiscal Years	Annual Salary ($)	Annual Bonus ($)	Restricted Share Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Neil D. Wilkin, Jr. (3) (4)	2016	$410,000	$—	$—	$15,389	$425,389
Chairman of the Board,	2015	$440,667	$—	$409,763	$43,369	$893,799
President and Chief
Executive Officer

Tracy G. Smith	2016	$270,000	$—	$—	$16,024	$286,024
Senior Vice President and	2015	$276,667	$—	$164,089	$28,296	$469,052
Chief Financial Officer

(1)	These amounts represent the aggregate grant date fair value.

(2)

These amounts represent insurance premiums and medical benefits paid or accrued by the Company on behalf of the individual executive officers, the Company’s paid or accrued contributions to the Company’s 401(k) retirement savings plan on behalf of the individual executive officers during the fiscal year and dividends received by the executives on unvested restricted share awards.

(3)

Mr. Wilkin’s annual base salary from September 1, 2015 through October 31, 2016 was $410,000, a decrease of 7.24% from his base salary of $442,000 effective December 16, 2014. This pay reduction was voluntary, and could be prospectively reversed by Mr. Wilkin at his discretion. Mr. Wilkin took this action because of: the fiscal year 2015 financial performance of the Company, and his recommendations and actions to suspend consideration of merit increases for the leadership team for fiscal year 2016.

(4)

Mr. Wilkin paid over $41,000 and $148,000, respectively, to OCC in cash withholding taxes related to restricted shares vesting during fiscal year 2016 and 2015 to retain vesting restricted shares of OCC, rather than exercising a “net vesting” option to forfeit shares (in lieu of paying cash) to satisfy required tax withholding amounts. The withholding tax amount paid is based on a 25% federal income tax withholding rate and does not reflect additional federal income taxes actually paid on non-cash income from vesting shares.

Stock Option Grants

The Company has not granted any stock options since June 2002.

Outstanding Equity Awards Table at Fiscal Year End

The following table provides information concerning unvested restricted shares of the Company’s Common Shares held by the named executive officers of the Company as of October 31, 2016:

	Stock Awards

Name	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (1)
Neil D. Wilkin, Jr.	219,269	$613,953
Tracy G. Smith	83,406	233,537

(1)	The market value of the stock awards is based on the closing market price of the Company’s Common Shares as of October 31, 2016, which was $2.80.

Stock Option Exercises

All unexercised option contracts issued by the Company expired in fiscal year 2012.

Summary of Equity Compensation Plans

A summary of OCC’s equity compensation plan as of October 31, 2016 follows:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan:
Second Amended & Restated 2011 Stock Incentive Plan	667,048	shares	$—	324,646	shares
Total	667,048	shares	$—	324,646	shares

(1)

Represents restricted shares that are issued and outstanding, but have not yet vested and are subject to forfeiture. The Company had no outstanding options, warrants, stock appreciation rights or other incentive awards outstanding at October 31, 2016.

The term “shares” in the table above means our Common Shares.

The 2011 Plan is used for equity compensation awards for employees, non-employee directors and consultants.

Equity Compensation Plan Information

The Company uses long-term incentive equity grants to provide appropriate share-based incentives to key employees to accomplish the Company’s strategic goals and build long-term shareholder value, to strengthen the desire of such key employees to remain with the Company, and to align the personal financial interests of such key employees with those of the Company’s shareholders. The Compensation Committee believes that equity awards are particularly appropriate in light of the nature of the Company’s business and long-term business plans.

Long-term equity incentive grants are made pursuant to the 2011 Plan. The Compensation Committee receives recommendations from the President and Chief Executive Officer for employees (other than the President and Chief Executive Officer and the other executive officer) eligible to receive long-term equity incentive grants. The Compensation Committee reviews the recommendations ensuring that proposed long-term equity incentive grants are consistent with accomplishing the Company’s long-term objectives, and approves all long-term equity incentive grants made to employees (proposing and approving long-term equity incentive grants for the President and Chief Executive Officer and the other executive officer). Individual performance and Company performance are considered in awarding long-term incentive equity compensation. The Compensation Committee moved toward granting restricted stock awards in recent years, with no stock options being awarded since June 2002.

As of October 31, 2016, the Company had 324,646 shares which are available for grant as long-term incentive equity grants under the 2011 Plan.

Effective March 29, 2016, the Compensation Committee of the Board of Directors approved and recommended to the Board, and the Board of Directors adopted, the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans. Generally, the Timing Policy anticipates annual equity grants for key employees to occur on or about the first business day after January 15. During fiscal year 2016, the Company granted a limited number of restricted stock awards under the 2011 Plan, to certain employees on June 30, 2016.

Equity Ownership and Retention Policy for the Leadership Team

The Company has an Equity Ownership and Retention Policy for Employees. This policy is applicable to all employees receiving long-term equity incentive grants, including each of the named executive officers, certain other members of the Company’s Leadership Team and certain other key employees. This policy requires each Leadership Team member holding a position of vice president or above to accumulate over a set period and retain a minimum value of Common Shares of the Company. For the President and Chief Executive Officer, the requirement is to acquire and hold common shares of Optical Cable Corporation with an aggregate fair market value of no less than five times his then current annual base salary and for the Chief Financial Officer, the requirement is to acquire and hold common shares of Optical Cable Corporation with an aggregate fair market value of no less than three times her then current annual base salary.

This policy also requires all employees receiving long-term equity incentive grants, including each of the named executive officers, other members of the Leadership Team and certain other key employees, to retain minimum percentages of Common Shares of the Company awarded to them under any stock incentive plan. While employed by the Company in the capacity of the Chief Executive Officer or Chief Financial Officer, he or she shall retain equity in the Company equal to 75% of all equity shares granted to the Chief Executive Officer or Chief Financial Officer pursuant to any equity incentive program of the Company until the minimum equity ownership requirement has been met and maintained. After the minimum equity ownership requirement has been met and maintained, the Chief Executive Officer or Chief Financial Officer is required to retain at least 50% of all equity shares granted them pursuant to any equity incentive program of the Company.

The intent of this policy is to ensure all employees receiving long-term equity incentive grants have wealth at risk in the Company’s Common Shares, further aligning the interests of the management team and other employees receiving long-term equity incentive grants with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Employees can be found on the Company’s website at www.occfiber.com/ir/corpgov/. The President and Chief Executive Officer and the Compensation Committee evaluate relative to current best practices, and may consider changing from time to time, which members of the Leadership Team and other employees will be eligible for future long-term incentive equity grants and be subject to the Equity Ownership and Retention Policy for Employees.

Employment Agreements

Neil D. Wilkin, Jr. (Chairman of the Board, President and Chief Executive Officer)

Mr. Wilkin is employed pursuant to an amended and restated employment agreement dated as of April 11, 2011, further amended on December 18, 2012 and March 14, 2014, approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Wilkin is paid an annual base salary, which may be increased periodically, and an annual bonus target equal to 100% of his annual base salary, which may be increased periodically. The bonus target was 100% for fiscal year 2016. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team annual bonus criteria. There was no bonus paid to Mr. Wilkin for fiscal year 2016 under the bonus criteria. Mr. Wilkin’s employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation Stock Incentive Plan or any successor plans. The initial term of Mr. Wilkin’s amended and restated employment agreement was set to end on October 31, 2014; however, the agreement is extended for one year on each November 1, beginning on November 1, 2012, unless the Company or Mr. Wilkin provides the other party with prior written notice of the intention to not renew and extend the agreement. The current term of Mr. Wilkin’s amended and restated employment agreement shall end on October 31, 2018. Mr. Wilkin’s employment agreement provides for severance compensation under certain circumstances, as described in the employment agreement.

Tracy G. Smith (Senior Vice President and Chief Financial Officer)

Ms. Smith is employed pursuant to an amended and restated employment agreement, dated as of April 11, 2011, further amended on December 18, 2012 and March 14, 2014, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Ms. Smith is paid an annual base salary, which may be increased periodically and an annual bonus target equal to 55% of her annual base salary, which may be increased periodically. The bonus target was 55% for fiscal year 2016. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team annual bonus criteria. There was no bonus paid to Ms. Smith for fiscal year 2016 under the bonus criteria. Ms. Smith’s employment agreement also anticipates that she will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the 2011 Plan or any successor plan. The initial term of Ms. Smith’s amended and restated employment agreement was set to end on October 31, 2014; however, the agreement is renewed and extended for one year on each November 1, beginning on November 1, 2012, unless the Company or Ms. Smith provides the other party with prior written notice of the intention to not renew and extend the agreement. The current term of Ms. Smith’s amended and restated employment agreement shall end on October 31, 2018. Ms. Smith’s employment agreement provides for severance compensation under certain circumstances, as described in the employment agreement.

Compliance with Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated named executive officers of the Company. Performance-based compensation, if it meets certain requirements, is not subject to the deduction limit. The Compensation Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to any of the executive officers during the current fiscal year will be deemed to exceed the limit. Furthermore, OCC’s stock incentive plans generally are designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Compensation Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

Executive Compensation Actions Taken for Fiscal Year 2016

The following actions were taken by the Board, the Compensation Committee and the CEO for fiscal year 2016:

●	The CEO took the following actions:

o	Suspended consideration of any merit increases to base salaries for members of the leadership team for fiscal year 2016 (the last merit increase amount was effective July 1, 2014).
o

Voluntarily reduced his base pay compensation by 7.24% to $410,000 per year effective September 1, 2015. This pay reduction did not amend Mr. Wilkin’s employment agreement, and could be prospectively reversed by the CEO at his discretion. Mr. Wilkin committed to maintain his voluntarily reduced base salary level at least through the end of fiscal year 2016.

o	Recommended that no long-term equity grants be made during fiscal year 2016 to (i) the CEO and CFO, and (ii) other members of the leadership team (with certain limited exceptions).

●	The Compensation Committee took the following actions:

o	Decided no long-term equity compensation would be granted to the executive officers (CEO and CFO) during fiscal year 2016, consistent with the CEO’s recommendation.
o	Decided that long-term equity compensation granted to the CEO during fiscal year 2017 will be 100% performance-based—rather than 50% time-based vesting and 50% performance based vesting.
o

Evaluated, as it does each year, the appropriateness of the SLT ABC (the performance-based criteria that determine attainment of short-term incentive compensation by the CEO, CFO and other members of the Company’s senior leadership team) and made such adjustments thereto as it deemed appropriate.

●

The Board of Directors appointed Mr. Williamson as a member of the Compensation Committee effective January 5, 2016, and appointed Mr. Nygren as a member of the Compensation Committee effective March 29, 2016.

REPORT OF THE AUDIT COMMITTEE

Messrs. Frazier, Weber and Williamson are members of the Audit Committee. Each of the members of the Audit Committee is considered independent under the listing standards of Nasdaq and under the SEC’s audit committee independence standards. Mr. Williamson serves as Chairman of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Brown, Edwards & Company, L.L.P., is responsible for planning and performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), forming and expressing an opinion about whether the consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, and the issuance of their auditors’ report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Committee matters required to be communicated by applicable auditing standards.

These discussions included, among other things:

•

the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	the critical accounting policies and practices used by the Company;

•

any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	any audit adjustments and any uncorrected consolidated financial statement misstatements; and

•	other material written communications between the independent registered public accounting firm and management.

The independent registered public accounting firm also communicated to the Audit Committee in writing any relationships between the independent registered public accounting firm and the Company and persons in financial reporting oversight roles at the Company and provided confirmation of their independence with respect to the Company as required under PCAOB Rules and relevant professional and regulatory standards.

The Company is required to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 (“Section 404(a)”). Section 404(a) requires: (i) the Company’s management to state its responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and (ii) the Company’s management to assess at the end of each fiscal year the effectiveness of the Company’s internal control structure and procedures for financial reporting.

The Company’s management team engaged its independent registered public accounting firm to assist with Section 404(a) compliance. Specifically, the independent registered public accounting firm performed testing of the effectiveness of certain key aspects of the Company’s internal control structure and procedures for financial reporting. The Company’s management team completed its required assessment of the Company’s internal control structure and procedures for financial reporting as of October 31, 2016. The Audit Committee has been involved in the appropriate oversight of management’s Section 404(a) compliance program.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management regarding the audited consolidated financial statements and of the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted,

John B. Williamson, III,

Chairman of the Audit Committee

Randall H. Frazier,

Member of the Audit Committee

Craig H. Weber,

Member of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

KPMG LLP audited the Company’s consolidated financial statements for the fiscal year ended October 31, 2015. On February 15, 2016, KPMG LLP was notified that they would not be reappointed as the Company’s independent registered public accounting firm. During the fiscal year ended October 31, 2015, and the subsequent interim period through February 15, 2016, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit report of KPMG LLP on the consolidated financial statements of Optical Cable Corporation and subsidiaries as of and for the year ended October 31, 2015 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

On February 16, 2016, Brown, Edwards & Company, L.L.P. (“Brown Edwards”) was engaged by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm.

The following table sets forth the amount of fees billed or expected to be billed for services rendered by Brown, Edwards & Company, L.L.P., the Company’s independent registered public accounting firm, for the fiscal year ended October 31, 2016 and by KPMG LLP, the Company’s former independent registered public accounting firm, for the fiscal year ended October 31, 2015:

	2016	2015
	Amount	Amount
Audit fees (1)	$173,871	$249,500

Audit related fees (2)	–	5,500

Tax fees (3)	21,900	–

All other fees (4)	13,907	–

Total fees	$209,678	$255,000

(1)	Audit fees include annual financial statement audit and limited quarterly review services in 2016 and 2015.

(2)	Audit related fees include issuance of consent for registration statement on Form S-8 in 2015.

(3)	Tax fees include income tax provision review and federal tax return review in 2016.

(4)	All other fees include benefit plan audit and limited internal control test work.

Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. During fiscal year 2016, the Audit Committee pre-approved all of the services provided by Brown, Edwards & Company, L.L.P. The Audit Committee has considered the provisions of these services by Brown, Edwards & Company, L.L.P. and has determined that the services are compatible with maintaining Brown, Edwards & Company, L.L.P.’s independence.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than ten percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

To the Company’s knowledge, based solely on review of copies of reports furnished to the Company and written representations from executive officers and Directors regarding reports required to be filed during the fiscal year ended October 31, 2016, all Section 16(a) filing requirements applicable to the Company’s executive officers and Directors were complied with by such persons. The Company has not been provided with copies of Section 16(a) forms for any greater than ten percent beneficial owners, nor has the Company otherwise been made aware of the existence of any greater than ten percent beneficial owners that existed during or as of the year ended October 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2016, the Company incurred fees associated with consulting services provided by Mr. Holland, a member of the Company’s Board of Directors, totaling $46,245 for various engineering projects. Additionally, during the fiscal year ended October 31, 2016, the Company sold certain items to Mr. Frazier, a member of the Company’s Board of Directors, at fair market value and in arms-length transactions, in exchange for less than $1,500.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the annual meeting or properly before the meeting other than those matters referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

NOMINATIONS AND PROPOSALS BY SHAREHOLDERS FOR 2018 ANNUAL MEETING

The Company’s bylaws, and in certain cases U.S. securities laws and the rules and regulations thereunder, including Rule 14a-8, prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting and if desired, to have such proposals included in the Company’s proxy statement. The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. In addition, no proposal will be included in any proxy statement of the Company unless the shareholder submitting a proposal to be included in the proxy statement follows the procedures outlined below. A copy of the bylaws may be obtained without charge, upon written request to Ms. Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

Proposals for Inclusion in the Company’s Proxy Statement

Shareholder proposals to be included in the proxy statement for the Company’s annual meeting of shareholders in 2018 must be received by Ms. Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder must submit the proposal at least 120 days before the date of the Company’s proxy statement for the previous year’s annual meeting.

Nominations and Proposals not included in the Company’s Proxy Statement but intended to be brought before the Company’s annual meeting

Shareholder proposals not included in the proxy statement for the Company’s annual meeting of shareholders in 2018 must be received by Ms. Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Pursuant to the Company’s bylaws, shareholder proposals to be presented at the Company’s 2018 annual meeting of shareholders must be received not less than 120 days nor more than 150 days before the date of the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

ANNUAL REPORT

A copy of the Company’s annual report for the fiscal year ended October 31, 2016, including the financial statements and notes thereto, is being mailed to the shareholders of record along with this proxy statement and is also available on the Company’s website at www.occfiber.com/proxy. The annual report is not incorporated by reference in this proxy statement and is not considered to be part of the proxy material.

FURTHER INFORMATION

The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company’s fiscal year ended October 31, 2016. These materials are available on-line at www.occfiber.com/proxy. You may also call the Company toll free at 1-800-622-7711, e-mail the Company at investorrelations@occfiber.com or write to the Company at 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary, to receive a free copy of the proxy materials. Additionally, the Company’s SEC filings are available to the public on the SEC Internet site (www.sec.gov).

Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company’s furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary.

By Order of the Board of Directors

/s/ Tracy G. Smith
Tracy G. Smith Corporate Secretary

Date: March 13, 2017

Appendix A

OPTICAL CABLE CORPORATION

2017 STOCK INCENTIVE PLAN

1. Purpose. The Optical Cable Corporation 2017 Stock Incentive Plan (the “Plan”), is intended to secure for the Company, its Related Companies and its shareholders the benefits arising from ownership of the Company’s Common Stock by the employees and other service providers of the Company and its Related Companies who are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company and its Related Companies personnel of superior ability for positions of exceptional responsibility, to reward employees and other service providers for past services to the Company and its Related Companies, and to motivate such individuals through added incentives to further contribute to the success of the Company. With respect to persons subject to section 16 of the Act (as defined below), transactions under this Plan are intended to satisfy the requirements of Rule 16b-3 of the Act.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with the grant of a Stock Award, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any payments under Restricted Stock Unit awards or Performance Grants, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right, or other taxable event with respect to an Incentive Award. Notwithstanding the foregoing, the Committee may determine Applicable Withholding Taxes based on rates up to and including the maximum statutory rates for federal, state and local income and employment taxes in the Participant’s applicable jurisdictions for which the Company has an obligation to withhold.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the date on which the Company experiences a change in ownership (as described in subsection (i)) or a change in effective control (as described in subsection (ii)):

(i)  A change in ownership shall occur if any person or more than one person acting as a group acquires beneficial ownership of Company stock that, together with the Company stock already held by such person or group, represents more than 50 percent of the total voting power of the Company stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total voting power of the Company stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this subsection (i).

(ii) A change in effective control shall occur if a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this subsection (ii), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control for purposes of this subsection (ii). Notwithstanding the foregoing, if the Incentive Award to which this subsection (ii) applies is not subject to Code section 409A, whether a change in effective control has occurred for purposes of that Incentive Award shall be determined based on a three-consecutive-year period instead of a twelve-consecutive-month period.

For purposes of this section, the term “group” shall have the same meaning as in section 13(d)(3) of the Act, modified to the extent necessary to comply with sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions). The term “beneficial ownership” shall have the same meaning as in Rule 13d-3 promulgated under the Act, modified to the extent necessary to comply with section 1.409A-3(i)(5)(v)(iii) of the Treasury Regulations (or any successor provision). Notwithstanding anything in this section to the contrary, an event which does not constitute a change in the ownership or a change in the effective control of the Company, each as defined in section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not constitute a Change of Control for purposes of this Plan.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(g) “Company” means Optical Cable Corporation, and its successors or assigns.

(h) “Company Stock” means the Common Stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 19), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan. Shares of Company Stock may be issued under this Plan without cash consideration.

(i) “Consultant” means any natural person providing bona fide services to the Company or a Related Company other than as an Employee or a Director.

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(j) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee grants the award; (ii) with respect to a Nonstatutory Stock Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Incentive Award, the Committee may specify a future date on which the grant is to be granted or become effective.

(k) “Director” means any non-employee member of the Board.

(l) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive; provided, however, that for any Incentive Award that is subject to Code section 409A, Disability (or variations thereof) shall mean a disability as defined in Code section 409A(a)(2)(C) and section 1.409A-3(i)(4) of the Treasury Regulations (or any successor provision).

(m) “Effective Date” means the date described in Section 16(a) of the Plan.

(n) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(o) “Employer” means the Company or Related Company with respect to which an Employee provides services.

(p) “Fair Market Value” per share of Company Stock on any relevant date shall be determined in accordance with the following provisions:

(i)  If the Company Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Company Stock at the close of regular trading hours (i.e. before after-hours trading begins) on the Nasdaq Global Market on the date in question, as such price is reported by the Nasdaq Global Market either as reported on the Nasdaq website (www.nasdaq.com), or otherwise. If there is no closing selling price for the Company Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Company Stock is at the time listed on any other stock exchange, then the Fair Market Value shall be the closing selling price per share of Company Stock at the close of regular trading hours (i.e. before after-hours trading begins) on the date in question on the stock exchange determined by the Committee to be the primary market for the Company Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Company Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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(q) “Grant Agreement” means the written or electronic agreement between the Company and a Participant containing the terms and conditions with respect to an Incentive Award. The Committee may in its discretion waive any requirement that a Participant execute the Grant Agreement and treat the Participant’s acceptance of the award as his or her agreement to the terms of the Grant Agreement instead.

(r) “Incentive Award” means any Option, Stock Appreciation Right, share of Restricted Stock, Stock Award, Restricted Stock Unit or Performance Grant awarded to a Service Provider under the Plan.

(s) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(t) “Non-Option Award” means an Incentive Award other than an Option or Stock Appreciation Right.

(u) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(v) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan granted under Section 8.

(w) “Participant” means any Service Provider who receives an Incentive Award under the Plan.

(x) “Performance Criteria” means any one or more of the performance criteria listed below as applied to the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis. The performance criteria may be measured including or excluding extraordinary items such as restructuring charges, casualty losses, insurance recoveries, and other one-time, non-recurring items. The performance criteria may include: total shareholder return, stock price, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, return on equity, or return on some defined set of assets, capital or equity as determined by the Committee.

(y) “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria. Performance Goals with respect to Performance Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that ceases to exist as a separate entity during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a Performance Criteria and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a Performance Criteria).

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(z) “Performance Grant” means a right to receive an amount denominated in cash (but payable in cash or Company Stock) subject to the attainment of Performance Goals as set forth in Section 10.

(aa) “Plan” has the meaning set forth in Section 1.

(bb) “Plan Year” means the calendar year.

(cc) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(dd) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; (iii) the cancellation of the Option or Stock Appreciation Right in exchange for an Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right, or (iv) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price exceeds the Fair Market Value of the underlying Company Stock in exchange for cash, other Company securities or any other Incentive Award; provided, however, that an adjustment pursuant to Section 19(a) or a cancellation and exchange that occurs pursuant to Section 19(b) shall not constitute a Repricing.

(ee) “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 6.

(ff) “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 7.

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(gg) “Retirement” means retirement as determined under procedures established by the Committee or in any Incentive Award, as set forth in a Participant’s Grant Agreement.

(hh) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act, as amended from time to time.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 9.

(kk) “Stock Award” means a share of Company Stock awarded upon the terms set forth in Section 12.

(ll) “Tandem Right” means a type of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 9.

(mm) “Taxable Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(nn) “Ten Percent Stockholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(oo) “Treasury Regulations” mean the final or temporary regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations. Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

(pp) “2011 Plan” means the Company’s Second Amended and Restated 2011 Stock Incentive Plan, as originally approved and later amended and restated by the Company’s stockholders at the annual meetings of the stockholders held on March 29, 2011, March 26, 2013, and March 31, 2015.

3. General. The following types of Incentive Awards may be granted under the Plan: shares of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Performance Grants and Stock Awards. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

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4. Stock.

(a) Reserve. Subject to Section 19 of the Plan, there shall be reserved for issuance under the Plan an aggregate total of (i) 500,000 new shares of Company Stock, provided these new shares are approved by the Company’s stockholders at the annual meeting of the stockholders to be held on March 28, 2017, plus (ii) the 36,903 shares of Company Stock that were reserved and still available for issuance (and not subject to an outstanding award) under the 2011 Plan as of the effective date of the Plan, as specified in Section 16(a) plus (iii) the number of shares of Company Stock subject to awards outstanding under the 2011 Plan as of the Effective Date that expire, are forfeited or terminate unexercised thereafter (the “Total Share Reserve”). The shares available for issuance under the Plan shall be authorized but unissued shares. The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is the same as the Total Share Reserve. For all purposes under the Plan, each share of Company Stock issued under a stock-settled Stock Appreciation Right shall be counted as one share of Company Stock against the Total Share Reserve.

(b) Share Use. Shares allocable to Incentive Awards or portions thereof granted under the Plan or the 2011 Plan that expire, are forfeited, or that terminate unexercised, unconverted or undistributed may be subjected to a new Incentive Award under the Plan. Any shares of Company Stock withheld by the Employer in satisfaction of an Employee’s obligations to pay Applicable Withholding Taxes with respect to any Non-Option Award (or with respect to options or other Non-Option Awards granted under the 2011 Plan) shall be available for issuance, subjected to new Incentive Awards or otherwise used to increase the Total Share Reserve. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the Total Share Reserve or otherwise be available for issuance: (i) shares issued upon the exercise, vesting or distribution under an Incentive Award, (ii) shares tendered by the Participant or withheld by the Employer in payment of the purchase price of an Option and to pay applicable withholding tax obligations with respect to an Option or Stock Appreciation Right, (iii) shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

(c) Plan Limits. No more than 250,000 shares of Company Stock may be allocated to Incentive Awards that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan to any Participant in any single Taxable Year shall not exceed $2,000,000. The aggregate maximum number of shares of Common Stock that shall be available for grants of Incentive Awards to all Directors as a group during any single Plan Year shall be 125,000 shares.

(d) Assumed Awards. Any shares of Company Stock that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company (or a Related Company) of, or in substitution for, outstanding awards previously granted by an acquired company (including a predecessor of the acquired company), or any direct or indirect parent thereof, in the case of persons that become Service Providers of the Company (or a Related Company) in connection with a business or asset acquisition or similar transaction, shall not be counted against the shares available for issuance under the Plan.

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5. Eligibility. All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 20, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

6. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers. Each award of Restricted Stock shall be evidenced by a Grant Agreement, which shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services, the achievement of one or more Performance Goals or the achievement of other performance conditions measured on an individual, corporate or other basis, or any combination thereof. Awards shall be subject to the minimum vesting requirements of Section 28. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 11.

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in paragraph (c) above, have all the rights of a stockholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Any (i) stock dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, and (ii) cash dividends or distributions shall be subject to the same vesting restrictions (and, to the extent applicable, transferability restrictions) as the underlying shares of Restricted Stock and a Participant shall have no rights to such dividends until those restrictions have lapsed or been removed.

(e) Upon issuance, the Company shall direct its registrar and transfer agent to make a book entry for the shares of Restricted Stock and no certificates representing the shares of Restricted Stock shall be issuable until the shares have vested and any restrictions on transferability have lapsed or been removed.

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7. Restricted Stock Units.

(a) The Committee may grant Restricted Stock Units to eligible Service Providers. Each award of Restricted Stock Units shall be evidenced by a Grant Agreement, which shall state the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject.

(b) The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting of Restricted Stock Units may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. Awards shall be subject to the minimum vesting requirements of Section 28. If the award is intended to qualify as “performance-based compensation” for purposes of Code section 162(m), the award shall be governed by the provisions of Section 11.

(c) Restricted Stock Units may be paid in cash, Company Stock or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Restricted Stock Units become payable. The delivery of Company Stock in payment of Restricted Stock Units may be subject to additional conditions established in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Restricted Stock Unit subject to such terms as the Committee may determine in accordance with Code section 409A.

(d) A Participant who receives Restricted Stock Units payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents, if any, will be credited with respect to an award of Restricted Stock Units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units equal to the number of shares of Company Stock the Participant would have received in the dividend with respect to his or her Restricted Stock Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her Restricted Stock Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Stock on the dividend payment date, rounded down to the nearest whole share. Any additional Restricted Stock Units issued as dividend equivalents shall be subject to the same vesting and other terms and conditions as the underlying Restricted Stock Units.

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8. Stock Options.

(a) The Committee may grant Options to eligible Service Providers. Each award of Options shall be evidenced by a Grant Agreement, which shall state the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.

(b) The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100 percent of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 19 (regarding certain changes affecting Company Stock). If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant. The Committee may not provide for payment of dividends or dividend equivalents with respect to Options.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Stockholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d) By their terms, Incentive Stock Options shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f) Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (x) ten years from the Date of Grant (five years if the Participant to whom the Option has been granted is a Ten Percent Stockholder), (y) three months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(g) Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

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(h) A Participant who purchases shares of Company Stock under an Option shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option or the Committee in its discretion so permits, (i) unless prohibited by law, the Participant may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) the Participant may deliver shares of Company Stock for which the Participant has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iii) the Company may withhold from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no shares shall be issued.

(j) (i) No Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (j), (i) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (B) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Option, or (D) any renewal of the Option that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 19 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (i) the latest date upon which the Option could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

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9. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible Service Providers. Each award of Stock Appreciation Rights shall be evidenced by a Grant Agreement, which shall state the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject.

(b) Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the exercise price of the Stock Appreciation Right, which shall not be and, except as provided in Section 19 below, shall never become less than 100% of the Fair Market Value of a share of Company Stock on the Date of Grant. The Committee may not provide for payment of dividends or dividend equivalents with respect to Stock Appreciation Rights.

(c) Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d) Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e) Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f) The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g) Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(h) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

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(i) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(j) A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(k) Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(l) (i) No Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (l), (i) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (ii) an “Extension” means either (A) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (B) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (C) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (D) any renewal of the Stock Appreciation Right that has the effect of (A) through (C) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 19 of the Plan, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (i) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (ii) the tenth anniversary of the original Date of Grant.

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10. Performance Grants.

(a) The Committee may make Performance Grants to eligible Service Providers. Each Performance Grant shall include the Performance Goals for the award, the Performance Criteria with respect to which such goals are to be measured, the threshold, target and maximum amounts payable under the award, as applicable, the period over which the award is to be earned, and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual or long-term bonus plan or other similar document. In the event of any conflict between such document and the Plan, the terms of the Plan shall control. Performance Grants shall be granted and administered in such a way as to qualify as “performance-based compensation” for purposes of Code section 162(m), and shall be governed by the provisions of Section 11. Awards shall be subject to the minimum vesting requirements of Section 28.

(b) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal or Goals with respect to each Performance Criterion. Performance Grants may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided by the Committee at the time of grant, or the Committee may reserve the right to determine the manner of payment at the time the Performance Grant becomes payable. Any payment in Company Stock shall be based on the Fair Market Value of a share of Company Stock on the payment date. The Committee may provide in the Grant Agreement that the Participant may make an election to defer the payment under a Performance Grant subject to such terms as the Committee may determine in accordance with Code section 409A.

(c) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a stockholder until the Company Stock is issued pursuant to the terms of the Performance Grant and all requirements with respect to the issuance of such shares have been satisfied. Any dividends, distributions or dividend equivalents with respect to Performance grants shall be credited in accordance with the same provisions for crediting dividends, distributions or dividend equivalents as set forth in Section 7(d) for Restricted Stock Units and Section 6(d) for Restricted Stock, as appropriate.

11. Incentive Awards Subject to Performance Goals. The following provisions shall apply to (i) all Performance Grants and (ii) any Restricted Stock awards and Restricted Stock Unit awards intended to qualify as “performance-based compensation” for purposes of Code section 162(m):

(a) The Committee shall establish the Performance Goals for the Incentive Award. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted with respect to any Incentive Award. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Incentive Award to Incentive Award and Taxable Year to Taxable Year. The Committee may increase, but not decrease, the minimum and target levels (but not increase the amount payable) with respect to any Performance Goals after the Date of Grant or start of the Performance Period, as applicable. However, the Committee shall adjust the Performance Goals, but only to the extent permitted pursuant to Code section 162(m), if it determines that nonrecurring, extraordinary or non-operational items have materially affected the fairness of the Performance Goals and have unduly affected the Company’s ability to meet them, including without limitation, items such as the effects of currency fluctuations, items excluded from the calculation of earnings publicly reported by the Company in relation to an earnings announcement, asset write-downs, litigation or claim judgments or settlements, accruals for reorganizations and restructuring programs and the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results. In addition, Performance Goals shall be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

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(b) The Committee shall establish for each Incentive Award the amount of cash or Company Stock payable or which will vest at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Incentive Award shall be awarded not later than 90 days after the start of the period to which the Incentive Award relates and shall be awarded prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Taxable Year the amount of cash or Company Stock that would otherwise be payable or vest upon achievement of the Performance Goal or Goals, but may reduce or eliminate the payments or scheduled vesting unless otherwise provided in the Incentive Award. The Committee may provide for an Incentive Award to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a Performance Goal or Goals, and for vesting and payment of Restricted Stock awards or Restricted Stock Unit awards, solely upon the Participant’s death, Disability, or the occurrence of a Change of Control.

(c) The actual payments to a Participant under an Incentive Award will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(d) The Company shall distribute amounts payable to Participants pursuant to Incentive Awards as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in no event later than two and one-half months after the end of the calendar year in which the Performance Period ends (and subject to any deferred payment authorized by the Committee).

12. Stock Awards.

(a) The Committee may grant Stock Awards to Directors and Consultants in payment of compensation that has been earned or of compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Section 12. The Committee in its discretion may determine that a portion of the compensation payable to an eligible Director for a specified period in cash may instead be paid in the form of a Stock Award, at the election of the Director.

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(b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Company Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Company Stock on the Date of Grant of such Stock Award, regardless of when such shares of Company Stock are issued to the Participant.

(c) Unless otherwise determined by the Committee and set forth in the related Grant Agreement, shares of Company Stock subject to a Stock Award will be issued to the Participant as soon as practicable following the Date of Grant of such Stock Award. Upon the issuance of such shares such Participant shall be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder of the Company.

(d) Awards shall be subject to the minimum vesting requirements of Section 28. Subject to the requirements of Section 28, Stock Awards granted to Directors (“Director Stock Awards”) may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the passage of six (6) months beginning on the Date of Grant, and the Committee shall establish as to each Director Stock Award the terms and conditions upon which such restriction (or any other restrictions) shall lapse. The Participant (and not the Company) will be responsible for any tax liability that may arise as a result of a Director Stock Award.

13. Applicable Withholding Taxes. The Employer shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Employer, an amount sufficient to satisfy the Employer’s obligation to withhold Applicable Withholding Taxes with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Employer will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Incentive Award is made or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Incentive Award shares of Company Stock having a Fair Market Value on the date of withholding equal to the amount that the Employer determines is necessary to satisfy its withholding obligation. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

14. Nontransferability. Except as otherwise provided in this Section 14, by applicable law or by the terms of a Grant Agreement, (i) all Incentive Awards are non-transferable and shall not be subject in any manner to anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options and Stock Appreciation Rights shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Incentive Award shall be delivered only to (or for the account of) the Participant. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company upon forfeiture or cancellation of an Incentive Award or to pay the exercise price of an Option or to an Employer to pay Applicable Withholding Taxes; (b) transfers to or exercises by the Participant’s beneficiary in the event of a Participant’s death, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of Incentive Stock Options, to the extent such transfers are permitted by the Code); or (d) if the Participant is incapacitated, permitted transfers to or exercises on behalf of the Participant by his or her legal representative. The Committee may expressly provide in the Grant Agreement that an Incentive Award (other than an Incentive Stock Option) may be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, for estate and/or tax planning purposes and in compliance with applicable securities laws.

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15. Prohibition on Repricing. The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the stockholders of the Company with respect to the proposed Repricing. No Option or Stock Appreciation Right may include provisions that “reload” the Option or Stock Appreciation Right upon exercise or that extend the term of an Option or Stock Appreciation Right beyond what is the maximum period specified in the Plan and/or Grant Agreement.

16. Effective Date of the Plan; Effect on the 2011 Plan.

(a) The Plan shall become immediately effective upon approval by the Company’s stockholders at the annual meeting of stockholders held on March 28, 2017.

(b) No further incentive awards may be granted under the 2011 Plan after the Effective Date of the Plan. Each outstanding incentive award granted under the 2011 Plan shall continue to be governed solely by the terms of the 2011 Plan and the award agreements relating to such incentive awards. In accordance with Section 4(b), shares of Company Stock relating to awards or portions of awards granted under the 2011 Plan may in certain circumstances be subjected to an Incentive Award under the Plan or used to increase the share reserve under the Plan.

17. Securities Law Compliance. If at any time on or after the Effective Date the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee has determined that these requirements have again been met. The Committee may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Rights are extended during a period of suspension. Shares of Company Stock issued and delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

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18. Termination and Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 26, 2027. No new Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 19), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Company Stock is traded, unless the change is authorized by the stockholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan or of an Incentive Award shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

19. Change in Capital Structure.

(a) The Committee shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options or Stock Appreciation Rights, and other relevant terms of the Plan and any Incentive Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Incentive Awards for the Company and the Participants. The Committee’s determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee shall round down the number of shares covered by the Option or Stock Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) Notwithstanding anything to the contrary in Section 19(a), the provisions of this Section 19(b) shall apply to an outstanding Incentive Award if a Change of Control occurs. If the Company undergoes a Change of Control and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to continue and assume the award following the Change of Control, or if for any other reason the award would not continue after the Change of Control, then upon the Change of Control: (i) if the award is an Option or Stock Appreciation Right, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; and (ii) if the award is a Non-Option Award, it shall immediately vest fully and completely, and all restrictions shall lapse, and the award shall be paid or settled; provided, however, that if the award is performance-based, any payment under the award shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change of Control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award shall occur in connection with a Change of Control if either (i) the Company is the surviving entity, or (ii) the successor to the Company (if any) (or a parent thereof) agrees in writing prior to the Change of Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 19(c) below. If an Option or Stock Appreciation Right is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to the Change of Control and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to continue and assume the award following the Change of Control, or if for any other reason the award would not continue after the Change of Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change of Control and based upon the then Fair Market Value of a share of Company Stock). An Option or Stock Appreciation Right so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or Stock Appreciation Right, then upon the Change of Control such Option or Stock Appreciation Right shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or Stock Appreciation Right prior to or upon the Change of Control.

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(c) Notwithstanding the provisions of Section 19(b), Incentive Awards issued under the Plan may contain specific provisions regarding the consequences of a Change of Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that acceleration will occur in connection with a Change of Control if the Participant is terminated by his or her Employer without cause or the participant terminates employment for good reason.) The occurrence of a particular Change of Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change of Control. The Committee may deem an acceleration of vesting of awards pursuant to Section 19(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the Participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an award if the related event does not actually occur.

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

20. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

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(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable, vested, payable, forfeited or expire, which terms (x) may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events (such as a Change in Control) or other factors, and (y) may provide that vesting conditions or other restrictions will expire as a result of the occurrence of one or more of Disability or death of the Service Provider or a Change in Control.

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 19;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii) to delegate, to the extent permitted by applicable law, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of section 16 of the Act or to “covered employees” within the meaning of Code section 162(m));

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b) The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that the consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws or as provided in Section 19.

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(c) When granting Incentive Awards to Service Providers who are not United States residents, the Committee shall have complete discretion and authority to grant such Incentive Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Incentive Award or the issuance of Company Stock pursuant to the Incentive Award. Such authorization shall extend to and include establishing one or more separate sub-plans which include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the foreign country or countries in which the Participant resides.

(d) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) The Committee shall meet at such times and places as it determines. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(f) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 20(a)(viii) above. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

(g) In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Incentive Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the Committee member has been negligent or engaged in misconduct in the performance of his duties; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

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(h) Subject to the express provisions of the Plan, the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any outstanding Incentive Award shall be terminated, canceled, forfeited or suspended, which may include, without limitation, (i) competing with the Company or participating in any enterprise that competes with the Company; (ii) using or disclosing, other than as expressly authorized by the Company or a Related Company, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Related Company; and (iii) soliciting any employee or customer of the Company or a Related Company. Notwithstanding the foregoing or any other provision of the Plan or a Grant Agreement, all Incentive Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is terminated for cause, as determined by the Committee in its sole discretion, to the extent consistent with such Participant’s employment agreement, if any. Additionally, any Incentive Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

21. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

22. No Effect on Other Plans. Except as provided in Section 16(b), nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

23. Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3 and to facilitate compliance with, and optimize the benefits from, Code section 162(m). The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. To the extent applicable, this Plan and the individual Incentive Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted to the extent context reasonably permits in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

24. No Employment/Service Rights. Nothing in the Plan or any Incentive Award shall confer upon any Participant any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Company employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s service at any time for any reason, with or without cause.

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25. Beneficiary. A Participant may designate a beneficiary to receive benefits due under an Incentive Award, if any, upon the Participant’s death. Designation of a beneficiary shall be made by execution of a form approved or accepted by the Committee. In the absence of a valid beneficiary designation, a Participant’s surviving spouse, if any, and if none, the Participant’s estate, shall be the beneficiary. A Participant may change a prior beneficiary designation made under this Section 25 by a subsequent execution of a new beneficiary designation form. The change in beneficiary will be effective upon receipt by the Committee. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company and any Related Company from all further obligations with respect to that payment. If the Committee has any doubt as to the proper beneficiary to receive a payment under this Plan, the Committee shall have the right to withhold such payment until the matter is fully adjudicated. In making any payment to or for the benefit of any minor or an incompetent Participant or beneficiary, the administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of the Company and any Related Company’s obligations under the Plan. The Company shall have no responsibility to see to the proper application of any payment so made. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

26. Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Company Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Company Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Company Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Incentive Award of cash, Company Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Grant Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Incentive Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Grant Agreement.

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27. Section 409A. The Plan and any Incentive Awards granted hereunder that provide for a deferral of compensation for purposes of Code section 409A are intended to comply with the applicable provisions of Code section 409A and shall be interpreted to the maximum extent possible in accordance with such intent. With respect to any Incentive Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms on a Participant’s termination of employment or other service, (i) any references herein and in the Participant’s Grant Agreement to the Participant’s termination of employment or other service shall refer to the Participant’s “separation from service,” as defined in Code section 409A; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined in Code section 409A), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 27 shall be paid and any amounts that remain to be paid under the Incentive Award shall be paid in accordance with the terms hereof and of the Grant Agreement.

28. Minimum Vesting Requirement. The minimum vesting period for any Incentive Award under the Plan shall be one (1) year from the Date of Grant of the award. Notwithstanding the foregoing, the minimum-vesting restrictions of this section shall not apply with respect to a maximum of 5% of the Shares authorized to be issued under the Plan, including any Awards granted as an inducement to join the Company or an Affiliate as a new Employee to replace forfeited awards from a former employer.

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OPTICAL CABLE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of Optical Cable

Corporation for the Annual Meeting of Shareholders to be Held March 28, 2017

 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL AND VOTING:

The Notice of Meeting, proxy statement and proxy card are available at www.occfiber.com/proxy. You may vote by one of the following methods:

(1) completing, signing and returning promptly the enclosed proxy in the envelope provided;

(2) going online to http://www.proxyvote.com, as appropriate, and following the online instructions or

(3) in person if you so desire even if you have previously sent in your proxy or voted online. The method by which you vote last will be the vote the Company counts.

If you intend to vote by using this proxy card, please sign, date and mail your proxy card in the envelope provided as soon as possible.

The undersigned appoints Neil D. Wilkin, Jr. and Tracy G. Smith, or either of them, with full power of substitution, to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company”) on March 28, 2017, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and proxy statement.

1.	Election of Directors
	☐	FOR the SIX nominees listed below	☐	WITHHOLD AUTHORITY to
		(except as marked to the contrary below)		Vote for the SIX nominees listed below
Nominees: Neil D. Wilkin, Jr.; Randall H. Frazier; John M. Holland; John A. Nygren; Craig H. Weber and John B. Williamson, III.

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below)

2.

To approve the Optical Cable Corporation 2017 Stock Incentive Plan (the “2017 Plan”), including the reservation of 500,000 new Common Shares of the Company for issuance under the 2017 Plan, in addition to the remaining and future forfeited Common Shares under the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan.

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

3.	To ratify the appointment of Brown, Edwards & Company, L.L.P. as the independent registered public accounting firm for the Company for fiscal year 2017.

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

4.	Non-binding advisory vote to approve named executive officer compensation.

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

5.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Shareholder’s Signature

Joint Holder’s Signature (if applicable)
Date:

When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of Directors, FOR proposal 2 above, FOR proposal 3 above, FOR proposal 4 above and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.